                                                                     EXHIBIT 2.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                                           )
In re:                                     )        Chapter 11
                                           )
ANC RENTAL CORPORATION, et al.,            )        Case No. 01-11200 (MFW)
                                           )        (Jointly Administered)
                           Debtors.        )

        DISCLOSURE STATEMENT FOR THE JOINT CHAPTER 11 LIQUIDATING PLAN OF
                 THE DEBTORS AND STATUTORY CREDITORS' COMMITTEE

Dated:    Wilmington, Delaware
          November 19, 2003

FOR THE DEBTORS:

BLANK ROME LLP                        FRIED, FRANK, HARRIS SHRIVER & JACOBSON
Bonnie Glantz Fatell                  (A Partnership Including Professional
1201 Market Street, Suite 800         Corporations)
Wilmington, Delaware 19801            Janice Mac Avoy
Phone: (302) 425-6400                 One New York Plaza
Fax : (302) 425-6464                  New York, New York 10004-1980
                                      Phone: (212) 859-8000
                                      Fax: (212) 859-4000
-and-

FOR THE STATUTORY CREDITORS' COMMITTEE:

YOUNG CONAWAY STARGATT & TAYLOR, LLP                  WILMER, CUTLER & PICKERING
Brendan L. Shannon                                    Andrew N. Goldman
The Brandywine Building                               399 Park Avenue
1000 West Street, 17th Floor                          New York, New York  10022
P.O. Box 391                                          Phone: (212) 230-8800
Wilmington, Delaware  19899-0391                      Fax: (212) 230-8888
Phone: (302) 571-6600
Fax: (302) 571-1253

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                                TABLE OF CONTENTS

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                                                                                                                     Page
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
I.       I NTRODUCTION AND SUMMARY...............................................................................      1
         A.       THE SOLICITATION...............................................................................      1
         B.       RECOMMENDATIONS................................................................................      2
         C.       SUMMARY OF KEY PROVISIONS OF THE PLAN..........................................................      3
         D.       SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS................................      3
         E.       NOTICE TO HOLDERS OF CLAIMS AND INTERESTS......................................................      5

II.      BACKGROUND..............................................................................................      7
         A.       BUSINESS AND PROPERTIES OF THE DEBTORS.........................................................      7
                  1.       Introduction..........................................................................      7
                  2.       Employees.............................................................................      7
                  3.       Executive Offices.....................................................................      7
         B.       HISTORY OF THE DEBTORS.........................................................................      8
         C.       FINANCIAL INFORMATION..........................................................................      8
         D.       PREPETITION CAPITAL STRUCTURE..................................................................      8
                  1.       Equity................................................................................      8
                  2.       Debt..................................................................................      8
                  3.       Non Debtor Fleet Debt.................................................................     10
         E.       CORPORATE STRUCTURE (CURRENT AND PROPOSED, BOARD OF DIRECTORS, MANAGEMENT).....................     11
         F.       EVENTS LEADING TO CHAPTER 11 FILING............................................................     11
                  1.       Financing Difficulties................................................................     11
                  2.       Pre-Petition Attempts to Restructure..................................................     13
                  3.       The Car-Rental Industry and the Tragic Events of September 11, 2001...................     13

III.     THE CHAPTER 11 CASES....................................................................................     14
         A.       APPOINTMENT OF CREDITORS' COMMITTEE............................................................     14
                  1.       Members of the Committee..............................................................     14
                  2.       Professionals Retained by the Committee...............................................     15
         B.       SIGNIFICANT CHAPTER 11 EVENTS..................................................................     15
                  1.       Management Changes....................................................................     15
                  2.       Schedules and Statements of Financial Affairs.........................................     15
                  3.       Debtors' Use of Cash Collateral.......................................................     16
                  4.       Airport Consolidation Program.........................................................     16
                  5.       Restructuring Licensee Agreements.....................................................     16
                  6.       Closing of Alamo Local Operations Locations...........................................     17
                  7.       Authorization to Defend and Pay Certain Automobile Liability
                           Claims................................................................................     17
                  8.       Fleet Financing Agreements with MBIA and Deutsche Bank................................     18

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
                  9.       Retention of Lazard Freres, Jay Alix and Brown Brothers Harriman & Co.................     19
                  10.      Rejection of Certain Unexpired Nonresidential Real Property Leases and
                           Abandonment of Certain Fixtures and Equipment.........................................     20
                  11.      Rejection of Unexpired Leases and Executory Contracts.................................     21
                  12.      Chrysler DIP Financing................................................................     21
                  13.      Negotiations and Settlements Leading to the Filing of a Plan..........................     21
                  14.      Potential Claims against Avis and Hertz...............................................     22
                  15.      Litigation Relating to Business Interruption Insurance Claims.........................     22
         C.       THE SALE OF THE DEBTORS' BUSINESSES............................................................     23
                  1.       The Sale Process......................................................................     23
                  2.       The Asset Purchase Agreement..........................................................     25
                  3.       Court Approval of the Bidding Procedures..............................................     25
                  4.       Court Approval of the Sale............................................................     25
         D.       CLAIMS PROCESS.................................................................................     25
                  1.       Filing of Schedules and Liabilities...................................................     25
                  2.       The Bar Date, IRS Bar Date & Supplemental Bar Date(s).................................     26
                  3.       Pre Effective Date Objections to Claims...............................................     26
         E.       ADMINISTRATION OF THE DEBTORS ESTATES..........................................................     26
                  1.       Administrative Bar Date Order.........................................................     26
                  2.       Administrative Expense Reserve........................................................     27

IV.      EFFECT OF CONSUMMATION OF THE PLAN......................................................................     27

V.       SUMMARY OF THE PLAN.....................................................................................     27
         A.       BRIEF EXPLANATION OF CHAPTER 11................................................................     27
         B.       GENERAL INFORMATION CONCERNING TREATMENT OF CLAIMS AND INTERESTS...............................     28
                  1.       Administrative Expenses and Priority Tax Claims.......................................     28
                  2.       General Unsecured Claims, Intercompany ANC Claims and ANC Common Stock
                           Interests.............................................................................     28
         C.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS...........................................     30
                  1.       Unclassified Claims...................................................................     31
                  2.       Classified Claims and Interests.......................................................     33
         D.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................................     35
                  1.       Generally.............................................................................     35
                  2.       Rejection of Executory Contracts and Unexpired Leases.................................     35
                  3.       Bar Date for Rejection Damage Claims..................................................     35
         E.       IMPLEMENTATION OF THE PLAN.....................................................................     36
                  1.       The Liquidating Trust; Duties of the Liquidating Trustee..............................     36
                  2.       Initial Distribution of Assets and Creation of Reserves and Accounts..................     39
                  3.       Interim and Final Distributions to Priority Claimants and General Unsecured
                           Creditors from the Liquidating Trust..................................................     40
                  4.       De Minimis Distributions..............................................................     43

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
                  5.       Release of Non-Debtor Parties.........................................................     43
         F.       PROVISIONS COVERING DISTRIBUTIONS..............................................................     46
                  1.       Timing of Distributions Under the Plan................................................     46
                  2.       Allocation of Consideration...........................................................     46
                  3.       Cash Payments.........................................................................     46
                  4.       Payment of Statutory Fees.............................................................     46
                  5.       No Interest...........................................................................     47
                  6.       Withholding of Taxes..................................................................     47
         G.       PROCEDURES FOR RESOLVING DISPUTED CLAIMS.......................................................     47
                  1.       Objections to Claims..................................................................     47
                  2.       Procedure.............................................................................     47
                  3.       Payments and Distributions With Respect to Disputed Claims............................     48
                  4.       Setoffs...............................................................................     48
         H.       DISCHARGE, INJUNCTION, RELEASES AND SETTLEMENTS OF CLAIMS......................................     48
                  1.       Discharge of All Claims and Interests and Releases ERROR! BOOKMARK NOT DEFINED.
                  2.       Injunction............................................................................     48
                  3.       Exculpation...........................................................................     48
                  4.       Guaranties............................................................................     49
         I.       CONDITIONS PRECEDENT TO CONFIRMATION ORDER AND EFFECTIVE DATE..................................     49
                  1.       Conditions Precedent to Entry of the Confirmation Order...............................     49
                  2.       Conditions Precedent to the Effective Date............................................     49
                  3.       Waiver of Conditions..................................................................     50
         J.       MISCELLANEOUS PROVISIONS.......................................................................     51
                  1.       Bankruptcy Court to Retain Jurisdiction...............................................     51
                  2.       Binding Effect of the Plan............................................................     51
                  3.       Authorization of Corporate Action.....................................................     51
                  4.       Effectuating Documents; Further Transactions..........................................     52
                  5.       Transactions on Business Days.........................................................     52
                  6.       Cancellation of Existing Securities and Agreements....................................     52
                  7.       Withdrawal of the Plan................................................................     52
                  8.       Dissolution of Committees.............................................................     52
                  9.       Amendments and Modifications to the Plan..............................................     53
                  10.      Section 1125(e) of the Bankruptcy Code................................................     53
                  11.      Post-Confirmation Obligations.........................................................     53

VI.      RISK FACTORS............................................................................................     53
         A.       CERTAIN RISKS OF NON-CONFIRMATION..............................................................     53
         B.       RISKS THAT THE EXCLUDED ASSETS AND/OR AUTONATION SETTLEMENT DO NOT YIELD PROCEEDS..............     54

VII.     CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................................     55
         A.       CONSEQUENCES TO THE DEBTORS....................................................................     56
                  1.       Cancellation of Debt..................................................................     56
                  2.       Transfer of Assets....................................................................     57

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
                  3.       Liquidation of the Debtors............................................................     57
                  4.       Alternative Minimum Tax...............................................................     57
                  5.       Tax Indemnity of Purchaser............................................................     57
         B.       CONSEQUENCES TO HOLDERS OF ALLOWED CLAIMS UPON EXCHANGE........................................     58
                  1.       Recognized Gain or Loss...............................................................     58
                  2.       Distribution in Discharge of Accrued Unpaid Interest..................................     58
                  3.       Adjusted Tax Basis and Holding Period.................................................     59
         C.       CONSEQUENCES OF THE LIQUIDATING TRUST..........................................................     59
                  1.       Classification of the Liquidating Trust...............................................     59
                  2.       Transfer of Trust Assets to the Liquidating Trust by Holders
                           of Allowed Priority Claims and Allowed General Unsecured Claims.......................     59
                  3.       Allocation of Liquidating Trust Taxable Income and Loss and
                           Disposition of Trust Assets...........................................................     60
                  4.       Liquidating Trust Tax Reporting.......................................................     60
         D.       DISPUTED CLAIMS................................................................................     61
                  1.       Disputed Claims Reserve Trusts........................................................     61
                  2.       Effect of Disputed Claims on Holders..................................................     62
         E.       INFORMATION REPORTING AND WITHHOLDING..........................................................     62

VIII.    REQUIREMENTS FOR CONFIRMATION OF PLAN...................................................................     63
         A.       CONFIRMATION HEARING...........................................................................     63
         B.       FEASIBILITY OF THE PLAN........................................................................     65
         C.       ACCEPTANCE.....................................................................................     66
         D.       NON-CONSENSUAL CONFIRMATION OF THE PLAN........................................................     66
         E.       BEST INTERESTS TEST............................................................................     67

IX.      ALTERNATIVES TO CONFIRMATION AND  CONSUMMATION OF THE PLAN..............................................     69

X.       VOTING AND CONFIRMATION OF THE PLAN.....................................................................     69
         A.       VOTING DEADLINE................................................................................     69
         B.       HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE........................................     70
         C.       VOTE REQUIRED FOR ACCEPTANCE BY A CLASS........................................................     70
         D.       VOTING PROCEDURES..............................................................................     71
                  1.       Holders of Class 2 General Unsecured Claims...........................................     71

XI.      CONCLUSION AND RECOMMENDATION...........................................................................     72

EXHIBIT A - LIST OF DEBTORS AND DEBTORS-IN-POSSESSION

EXHIBIT B - PLAN

EXHIBIT C - FORM 8 - K

EXHIBIT D - LIST OF PARTIES SUBJECT TO AVOIDANCE ACTIONS

EXHIBIT E - POTENTIAL RECOVERIES TO UNSECURED CREDITORS

                  ANC Rental Corporation ("ANC") and the other debtors and debtors in possession set forth on Exhibit "A" (collectively, the "Debtors") and the Statutory Creditors' Committee (the "Committee"), under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), hereby propose and file this Disclosure Statement (the "Disclosure Statement") for the Joint Chapter 11 Liquidating Plan of the Debtors and Statutory Creditors' Committee, dated November 19, 2003 (the "Plan"). All capitalized terms not defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Exhibit "B."

                  THE PLAN IS THE RESULT OF EXTENSIVE NEGOTIATIONS AMONG THE DEBTORS AND THE COMMITTEE. THE DEBTORS AND THE COMMITTEE BELIEVE THAT THE PLAN PROVIDES THE BEST POSSIBLE RESULT FOR ALL HOLDERS OF CLAIMS AND THEREFORE BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS' CREDITORS AND STRONGLY URGE ALL HOLDERS OF CLAIMS IN IMPAIRED CLASSES RECEIVING BALLOTS TO VOTE IN FAVOR OF THE PLAN.

                  THIS DISCLOSURE STATEMENT IS DESIGNED TO SOLICIT YOUR ACCEPTANCE OF THE ATTACHED PLAN AND CONTAINS INFORMATION RELEVANT TO YOUR DECISION. PLEASE READ THIS DISCLOSURE STATEMENT, THE PLAN AND THE OTHER MATERIALS COMPLETELY AND CAREFULLY. THE PLAN IS ATTACHED AS APPENDIX I TO THIS DISCLOSURE STATEMENT. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, OTHER APPENDICES ANNEXED HERETO AND OTHER DOCUMENTS REFERENCED AS FILED WITH THE COURT BEFORE OR CONCURRENTLY WITH THE FILING OF THIS DISCLOSURE STATEMENT. FURTHERMORE, AFTER THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT: (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN WILL CONTINUE TO BE MATERIALLY ACCURATE; OR (B) THE DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

                  THE CLASS OF CLAIMS THAT IS IMPAIRED (AS DEFINED IN THE BANKRUPTCY CODE) UNDER THE PLAN AND ENTITLED TO VOTE ON THE PLAN IS CLASS 2 GENERAL UNSECURED CLAIMS. CLASS 1 PRIORITY CLAIMS ARE UNIMPAIRED, AND HOLDERS OF CLAIMS IN SUCH CLASS ARE CONCLUSIVELY PRESUMED TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE. CLASS 3 INTERCOMPANY ANC CLAIMS AND CLASS 4 ANC COMMON STOCK INTERESTS ARE IMPAIRED AND WILL NOT RECEIVE OR RETAIN ANY PROPERTY UNDER THE PLAN ON ACCOUNT OF THEIR CLAIMS AND, THEREFORE, ARE DEEMED TO HAVE REJECTED THE PLAN PURSUANT TO SECTION 1126(g) OF THE BANKRUPTCY CODE.

                  HOLDERS OF IMPAIRED CLASS 2 GENERAL UNSECURED CLAIMS ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT, INCLUDING THOSE UNDER "RISK FACTORS," PRIOR TO SUBMITTING BALLOTS OR MASTER BALLOTS VOTING ON THE PLAN. IN MAKING A DECISION TO ACCEPT OR REJECT THE PLAN, EACH HOLDER OF A CLASS 2 GENERAL UNSECURED CLAIM MUST RELY ON ITS OWN EXAMINATION OF THE DEBTORS AS DESCRIBED IN THIS DISCLOSURE STATEMENT AND THE TERMS OF THE

PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. IN ADDITION, CONFIRMATION AND CONSUMMATION OF THE PLAN ARE SUBJECT TO CONDITIONS PRECEDENT THAT COULD LEAD TO DELAYS IN CONSUMMATION OF THE PLAN. THERE CAN BE NO ASSURANCE THAT EACH OF THESE CONDITIONS WILL BE SATISFIED OR WAIVED (AS PROVIDED IN THE PLAN) OR THAT THE PLAN WILL BE CONSUMMATED. EVEN AFTER THE EFFECTIVE DATE, DISTRIBUTIONS UNDER THE PLAN MAY BE SUBJECT TO SUBSTANTIAL DELAYS FOR HOLDERS OF CLAIMS AND INTERESTS THAT ARE DISPUTED. IN ADDITION, WITH RESPECT TO THE HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS, WHILE INTERIM DISTRIBUTIONS MAY BE MADE PERIODICALLY, FINAL DISTRIBUTIONS WILL NOT BE MADE UNTIL ALL DISPUTED GENERAL UNSECURED CLAIMS ARE RESOLVED.

                  CLASS 2 (GENERAL UNSECURED CLAIMS) WILL BE DEEMED TO HAVE ACCEPTED THE PLAN IF THE HOLDERS OF CLAIMS IN SUCH CLASS (OTHER THAN ANY HOLDER DESIGNATED UNDER SUBSECTION 1126(e) OF THE BANKRUPTCY CODE) WHO CAST VOTES IN FAVOR OF THE PLAN HOLD AT LEAST TWO-THIRDS IN DOLLAR AMOUNT AND MORE THAN ONE-HALF IN NUMBER OF THE ALLOWED CLAIMS THAT ARE HELD BY HOLDERS OF CLAIMS ACTUALLY VOTING IN SUCH CLASS.

                  THE DEBTORS WILL REQUEST THAT THE BANKRUPTCY COURT CONFIRM THE PLAN UNDER BANKRUPTCY CODE SECTION 1129(b). SECTION 1129(b) PERMITS CONFIRMATION OF THE PLAN DESPITE REJECTION BY ONE OR MORE CLASSES IF THE BANKRUPTCY COURT FINDS THAT THE PLAN "DOES NOT DISCRIMINATE UNFAIRLY" AND IS "FAIR AND EQUITABLE" AS TO THE CLASS OR CLASSES THAT DO NOT ACCEPT THE PLAN. BECAUSE CLASS 3 (INTERCOMPANY ANC CLAIMS) AND CLASS 4 (ANC COMMON STOCK INTERESTS CLAIMS) ARE DEEMED TO HAVE REJECTED THE PLAN, THE DEBTORS WILL REQUEST THAT THE BANKRUPTCY COURT FIND THAT THE PLAN IS FAIR AND EQUITABLE AND DOES NOT DISCRIMINATE UNFAIRLY AS TO CLASS 3 (INTERCOMPANY ANC CLAIMS) AND CLASS 4 (ANC COMMON STOCK INTERESTS). FOR A MORE DETAILED DESCRIPTION OF THE REQUIREMENTS FOR ACCEPTANCE OF THE PLAN AND OF THE CRITERIA FOR CONFIRMATION, SEE SECTION VIII HEREIN, ENTITLED "REQUIREMENTS FOR CONFIRMATION OF PLAN."

                  THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION OF A KIND AND IN SUFFICIENT DETAIL TO ENABLE HOLDERS OF CLAIMS AND INTERESTS TO MAKE AN INFORMED JUDGMENT WITH RESPECT TO VOTING TO ACCEPT OR REJECT THE PLAN. HOWEVER, THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A RECOMMENDATION OR DETERMINATION BY THE BANKRUPTCY COURT WITH RESPECT TO THE MERITS OF THE PLAN.

                  NO PARTY IS AUTHORIZED BY THE DEBTORS TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS OR INFORMATION CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTIES HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH HEREIN.

                  THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAWS. ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST, INTERESTS IN OR SECURITIES OF, THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT ONLY IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

                  IF THE REQUISITE ACCEPTANCES OF THE PLAN ARE RECEIVED, THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE WHO DO NOT SUBMIT BALLOTS OR MASTER BALLOTS TO ACCEPT OR TO REJECT THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY) WILL BE BOUND BY THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                  THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITY, AND NEITHER SUCH COMMISSION NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

                  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF AND NEITHER THE DELIVERY OF THIS DISCLOSURE STATEMENT NOR ANY DISTRIBUTION OF PROPERTY HEREUNDER PURSUANT TO THE PLAN WILL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE DEBTORS SINCE THE DATE HEREOF.

                  EACH CREDITOR OF THE DEBTORS SHOULD CONSULT WITH SUCH CREDITOR'S LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                           I. INTRODUCTION AND SUMMARY

                  This Disclosure Statement is being furnished by the Debtors and the Committee, pursuant to section 1125 of the Bankruptcy Code, in connection with the solicitation of votes to accept or reject the Plan (as it may be altered, amended, modified or supplemented as described herein) from holders of General Unsecured Claims. All capitalized terms not defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan, except as otherwise indicated. The following introduction and summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Disclosure Statement.

A.       THE SOLICITATION

                  On the Filing Date, each of the Debtors filed separate petitions under chapter 11 of the Bankruptcy Code. On October 21, 2003, the Debtors filed the Plan with the Bankruptcy Court. Concurrently therewith, the Debtors filed this Disclosure Statement with the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and in connection with the solicitation of votes to accept or reject the Plan (the "Solicitation").

                  On November 19, 2003, the Bankruptcy Court determined that this Disclosure Statement contains "adequate information" in accordance with section 1125 of the Bankruptcy Code. Pursuant to section 1125(a)(1) of the Bankruptcy Code, "adequate information" is defined as "information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the Debtors' books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan ...." 11 U.S.C. Section 1125(a)(1).

                  THE BANKRUPTCY COURT HAS SCHEDULED A HEARING TO CONSIDER CONFIRMATION OF THE PLAN FOR JANUARY 7, 2003, 2003 AT 1:30 P.M. (EASTERN TIME) BEFORE THE HONORABLE MARY F. WALRATH, UNITED STATES BANKRUPTCY JUDGE, UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, 824 MARKET STREET, 5TH FLOOR, WILMINGTON, DELAWARE 19801. THE HEARING MAY BE ADJOURNED FROM TIME TO TIME WITHOUT FURTHER NOTICE OTHER THAN BY ANNOUNCEMENT IN THE BANKRUPTCY COURT ON THE SCHEDULED DATE OF SUCH HEARING. ANY OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE IN WRITING AND MUST BE FILED WITH THE CLERK OF THE BANKRUPTCY COURT AND SERVED ON THE COUNSEL LISTED BELOW TO ENSURE RECEIPT BY THEM ON OR BEFORE DECEMBER 30, 2003 AT 4:00 P.M. (EASTERN TIME). COUNSEL ON WHOM OBJECTIONS MUST BE SERVED ARE:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004
Attn: Janice Mac Avoy, Esq.                          Attorneys for the Debtors

Blank Rome LLP
1201 Market Street, Suite 800
Wilmington, Delaware 19801
Attn: Bonnie Glantz Fatell, Esq.                     Attorneys for the Debtors

Wilmer, Cutler & Pickering
399 Park Avenue
New York, New York 10022
Attn: Andrew N. Goldman, Esq.                        Attorneys for the Committee

Young Conaway Stargatt & Taylor, LLP
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19899-0391
Attn: Brendan L. Shannon, Esq.                       Attorneys for the Committee

Office of the United States Trustee
J. Caleb Boggs Federal Building
844 King Street, Suite 2313
Wilmington, DE 19801-3519
Margaret Harrison, Esq.                              United States Trustee

B.       RECOMMENDATIONS

                  THE DEBTORS AND THE COMMITTEE RECOMMEND THAT EACH ENTITY ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN. The Debtors and the Committee believe that:

                  1. the Plan provides the best possible result for the holders of Claims;

                  2. with respect to each Impaired Class of Claims, the distributions under the Plan, if any, are not less than the amounts that would be received if the Debtors were liquidated under chapter 7 of the Bankruptcy Code;

                  3. acceptance of the Plan is in the best interests of holders of Claims.

C.       SUMMARY OF KEY PROVISIONS OF THE PLAN

                  The purpose of the Plan is to liquidate, collect and maximize the Cash value of the remaining assets of the Debtors and make distributions in respect of any Claims against the Debtors' Estates.

                  Pursuant to the Plan, a Liquidating Trust shall be established according to the Liquidating Trust Agreement. On the Effective Date, subject to
Article 9 of the Plan, the Debtors will transfer and assign to the Liquidating Trust all property and assets of the Debtors that have neither been abandoned nor sold under the Asset Purchase Agreement, including without limitation, all Cash and Cash equivalents, the AutoNation Settlement Proceeds, all Debtor Claims not assigned under the Asset Purchase Agreement to Vanguard Car Rental USA Inc., all rights of the Debtors to their portion of the Avis/Hertz Claims, all rights of the Debtors to the Business Interruption Insurance Claim and any other remaining assets of the Debtors, with the exception of the stock of the Non-Acquired Foreign Subsidiaries. Pursuant to the Plan, the Liquidating Trust will pay all Other Secured Claims, Ad Valorem Tax Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims in full. To the extent that there are assets remaining in the Liquidating Trust after payment of all Other Secured Claims, Ad Valorem Tax Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and the expenses of the Liquidating Trust, all holders of Allowed General Unsecured Claims shall receive a Pro Rata Share distribution of the remaining assets of the Liquidating Trust.

                  The Plan provides for the extinguishment of Intercompany ANC Claims, with the exception of the German Intercompany ANC Claims, and ANC Common Stock Interests.

D.       SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

                  The Plan categorizes the Claims against, and Interests in, the Debtors that exist on the Filing Date into four Classes. The Plan also

                           (i) provides that all Allowed Administrative Expense Claims shall be reconciled and shall receive Cash from the Debtors or Liquidating Trust, as the case may be;

                           (ii) provides that Allowed Other Secured Claims shall be reconciled and, at the sole election of the Liquidating Trustee, (a) paid in full in Cash in an amount equal to the Allowed amount of such Secured Claim; (b) satisfied by returning to the Holder of such Secured Claim the Collateral securing such Allowed Secured Claim; (c) paid and/or satisfied through any combination of subparagraphs (a) and (b) of Section 2.2 of the Plan; or (d) treated as may otherwise be agreed upon by the Holder of such Secured Claim and the Liquidating Trustee.

                           (iii) provides that Allowed Ad Valorem Tax Claims shall be reconciled and shall receive payment in full from the Ad Valorem Tax Escrow established pursuant to the Sale Order; provided, however, that in the event that the amounts in the Ad Valorem Tax Escrow are insufficient to pay any Allowed Ad Valorem Tax Claim, the Liquidating Trust shall pay to the holders of the Allowed Ad Valorem Tax Claim an amount equal to such insufficiency;

                           (iv) provides that Allowed Priority Tax Claims will receive (a) Cash payments in an amount sufficient to render such Allowed Priority Tax Claim Unimpaired under section 1124 of the Bankruptcy Code; or (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors or Liquidating Trust, as the case may be; and

                           (v) specifies the manner in which the Claims and Interests in each Class are to be treated.

For a more precise explanation, please refer to the discussion in Section V herein, entitled "SUMMARY OF THE PLAN" and to the Plan itself.

                  The table below provides a summary of the classification, treatment, and distributions to be made in respect of, Claims and Interests in each Class under the Plan.

                      TYPE OF CLAIM
CLASS               OR EQUITY INTEREST                                    TREATMENT
----------------------------------------------------------------------------------------------------------------
1            OTHER PRIORITY CLAIMS (UNIMPAIRED)      AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE AS SUCH
                                                     CLAIMS ARE RECONCILED, EACH HOLDER OF AN ALLOWED OTHER
                                                     PRIORITY CLAIM SHALL BE ENTITLED TO RECEIVE FROM THE
                                                     LIQUIDATING TRUST, CASH IN AN AMOUNT SUFFICIENT TO RENDER
                                                     SUCH ALLOWED OTHER PRIORITY CLAIM UNIMPAIRED UNDER
                                                     SECTION 1124 OF THE BANKRUPTCY CODE OR SUCH OTHER
                                                     TREATMENT AS TO WHICH THE LIQUIDATING TRUST AND SUCH
                                                     HOLDER SHALL HAVE AGREED UPON IN WRITING.
----------------------------------------------------------------------------------------------------------------
2            GENERAL UNSECURED CLAIMS (IMPAIRED)(1)  AS SOON AS PRACTICABLE AFTER (i) THE EFFECTIVE DATE, (ii)
                                                     THE DATE OF RECEIPT BY THE LIQUIDATING TRUST OF
                                                     SUFFICIENT FUNDS TO ALLOW FOR DISTRIBUTIONS TO BE MADE,
                                                     AND (iii) THE DATE ON WHICH ALL PRIORITY CLAIMS HAVE
                                                     EITHER BEEN DISALLOWED OR ALLOWED AND PAID IN FULL OR THE

--------------------

(1) Annexed hereto as Exhibit "E" is an estimate of the potential distribution to general unsecured creditors in these Chapter 11 Cases. These projections are subject to, among other things, the risk factors outlined in Article VI of this Disclosure Statement.

                      TYPE OF CLAIM
CLASS               OR EQUITY INTEREST                                    TREATMENT
----------------------------------------------------------------------------------------------------------------
                                                     DATE ON WHICH THE DISPUTED PRIORITY CLAIMS RESERVE TRUST
                                                     HAS BEEN FUNDED WITH AN AMOUNT OF CASH SUFFICIENT TO PAY
                                                     ALL DISPUTED PRIORITY CLAIMS IN FULL, EACH HOLDER OF AN
                                                     ALLOWED GENERAL UNSECURED CLAIM SHALL RECEIVE A PRO RATA
                                                     SHARE DISTRIBUTION OF ALL FUNDS AVAILABLE TO THE
                                                     LIQUIDATING TRUST OR SUCH OTHER TREATMENT AS TO WHICH THE
                                                     DEBTORS AND THE COMMITTEE, OR THE LIQUIDATING TRUST, AND
                                                     SUCH HOLDER SHALL HAVE AGREED UPON IN WRITING.
----------------------------------------------------------------------------------------------------------------
3            INTERCOMPANY ANC CLAIMS (IMPAIRED)      ON OR PRIOR TO THE EFFECTIVE DATE, ALL INTERCOMPANY ANC
                                                     CLAIMS WILL BE EXTINGUISHED AND NO DISTRIBUTIONS FROM THE
                                                     LIQUIDATING TRUST WILL BE MADE IN RESPECT OF SUCH
                                                     INTERCOMPANY ANC CLAIMS.
----------------------------------------------------------------------------------------------------------------
4            ANC COMMON STOCK INTERESTS (IMPAIRED)   ON THE EFFECTIVE DATE, ALL ANC COMMON STOCK INTERESTS
                                                     WILL BE EXTINGUISHED AND NO DISTRIBUTIONS WILL BE MADE IN
                                                     RESPECT OF SUCH ANC COMMON STOCK INTERESTS.
----------------------------------------------------------------------------------------------------------------


                  For a more detailed description of the foregoing Classes of Claims and Interests, see Section V herein, entitled "SUMMARY OF THE PLAN."

E.       NOTICE TO HOLDERS OF CLAIMS AND INTERESTS

                  All holders of Impaired Claims against and Interests in the Debtors should read this Disclosure Statement, together with the Plan, the form of Ballot and/or Master Ballot, as applicable, and the applicable Voting Instructions (as defined below, and together with the Disclosure Statement, the Plan, and the form of Ballot and/or Master Ballot, the "Solicitation Materials"), in their entirety before voting on the Plan.

                  Pursuant to the provisions of the Bankruptcy Code, only Impaired Classes of Claims and Interests are entitled to vote to accept or reject the Plan. The Classes of Claims Impaired under the Plan consist of Class 2 (General Unsecured Claims) and Class 3 (Intercompany ANC Claims). The Class of Interests Impaired under the Plan consists of Class 4 (ANC Common Stock Interests). See Section V herein, entitled "SUMMARY OF THE PLAN" for a description of these Classes. The Debtors are seeking acceptance of the Plan from holders of General Unsecured Claims. Class 1 (Other Priority Claims) is Unimpaired, and holders of Claims or Interests in such Class are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Class 3 Intercompany ANC Claims and Class 4 ANC Common Stock Interests are impaired and will not receive or retain any property under the Plan on account of their claims and interests and, therefore, are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.

                  Unless otherwise directed by the Bankruptcy Court, only votes cast by or at the direction of holders of Claims in accordance with the Voting Instructions will be counted for purposes of voting on the Plan. See Section X herein, entitled "Voting and Confirmation of the Plan."

                  The solicitation of votes to accept or reject the Plan will expire at 4:00 p.m. (Eastern Time), on December 30, 2003 (the "Voting Deadline"), unless the Voting Deadline is extended or waived by the Debtors and the Committee. After carefully reviewing this Disclosure Statement, the Plan and the other applicable Solicitation Materials, each holder of a General Unsecured Claim should vote to accept or reject the Plan in accordance with the Voting Instructions, and return the appropriate Ballot(s) or Master Ballot(s) in accordance with the instructions set forth therein so they are received prior to the Voting Deadline. For further information, see Section X herein, entitled "VOTING AND CONFIRMATION OF THE PLAN."

                  This Disclosure Statement is being transmitted only to holders of Impaired Claims and Interests.

                  WHEN CONFIRMED BY THE BANKRUPTCY COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS, ALL HOLDERS OF CLASS 2 GENERAL UNSECURED CLAIMS, WHICH ARE IMPAIRED CLAIMS, ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS SCHEDULES, EXHIBITS AND APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR TO REJECT THE PLAN. THIS DISCLOSURE STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PLAN, CONSIDERATIONS PERTINENT TO ACCEPTANCE OR REJECTION OF THE PLAN, AND DEVELOPMENTS CONCERNING THE CHAPTER 11 CASES. HOLDERS OF CLASS 3 ANC INTERCOMPANY CLAIMS AND CLASS 4 ANC COMMON STOCK INTERESTS ARE IMPAIRED CLAIMS, HOWEVER, HOLDERS OF SUCH CLAIMS AND INTERESTS ARE NOT ENTITLED TO VOTE BECAUSE SUCH HOLDERS WILL NOT RECEIVE OR RETAIN ANY PROPERTY UNDER THE PLAN, AND THEREFORE, ARE DEEMED NOT TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(b) OF THE BANKRUPTCY CODE.

                  CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES AND ASSUMPTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL RESULTS. Except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof. Such events may have a material impact on the information contained in this Disclosure Statement. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement shall not under any circumstances imply that the information herein is correct or complete as of any time subsequent to the date hereof.

                  EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

                  If you did not receive a Ballot in your package of Solicitation Materials and believe that you should have, please contact the Information Agent named below at the address or telephone number set forth in
Section X of this Disclosure Statement entitled "VOTING AND CONFIRMATION OF THE PLAN."

                                 II. BACKGROUND

A.       BUSINESS AND PROPERTIES OF THE DEBTORS

                  1.       INTRODUCTION

                  Prior to the Sale Transaction, the Debtors owned and operated one of the world's largest car rental businesses under the brand names Alamo and National, and held a strong presence in the airport leisure and business travel market. Alamo and National, through their owned and franchised facilities, serve the daily rental needs of both leisure and business travelers from a network of approximately 3,000 on-airport and off-airport locations in all 50 states of the United States, as well as in Canada, Mexico, Europe, the Caribbean, Latin America, Asia, the Pacific Rim, Africa and the Middle East. For the Fiscal Year ended December 31, 2002, on a consolidated basis, the Debtor's operations generated revenue of approximately $2.4 billion, which includes $338 million from operations outside of North America, the majority of which was generated in the United Kingdom.

                  Alamo, formerly the Debtors' value brand, has been in business for more than 25 years. National, formerly the Debtors' premium brand, has been operating under the "National" name since 1947. Alamo primarily serves the value leisure market, while National primarily serves the airport premium business and leisure travel market. At the time of the Filing Date, Alamo operated exclusively through company-owned locations in the United States and through both company-owned and franchised locations internationally. National operated through both company-owned and franchised locations in the United States and internationally. As discussed in Article III.B below, during these chapter 11 cases, the Debtors substantially restructured their licensee operations to provide that the licensees will operate both the Alamo and National brands.

                  2.       EMPLOYEES

                  As of December 31, 2002, the Debtors employed approximately 15,000 associates worldwide, approximately 2,200 of whom were covered by 37 collective bargaining agreements. Currently, Alamo and National are in the process of negotiating seven collective bargaining agreements, which have expired, and 27 agreements which will expire in 2003. The Debtors' collective bargaining agreements have all been terminated.

                  3.       EXECUTIVE OFFICES

                  The Debtors' executive offices are located at 200 South Andrews Avenue, 11th Floor, Fort Lauderdale, Florida 33301-1864 and their telephone number is (954) 320-4000.

B.       HISTORY OF THE DEBTORS

                  ANC Rental Corporation ("ANC"), one of the Debtors, is the direct or indirect parent of each of the other Debtors, as well as other non-debtor subsidiaries, and together with its subsidiaries, owned, managed and operated all aspects of the Debtors' businesses. ANC is a publicly owned Delaware corporation.

                  Prior to the Sale, ANC was also the direct or indirect parent of a number of domestic and foreign entities that are not debtors under chapter 11 of the Bankruptcy Code or any similar proceeding under foreign law, including several special purpose limited partnerships or corporations that were created in connection with the fleet financing transactions (as more fully described below).

                  Prior to June 30, 2000, ANC was a wholly owned subsidiary of AutoNation, Inc. ("AutoNation"), a NYSE-traded public company. On June 30, 2000, AutoNation separated its automotive rental business from its automotive retail business by distributing its entire interest in ANC to AutoNation's stockholders on a tax-free basis (the "Spin-Off"). The Spin-Off resulted in ANC becoming an independent, publicly owned company. ANC was listed on the Nasdaq National Market and began trading at $5.00 per share. In connection with the Spin-Off, ANC entered into agreements with AutoNation which provided for the separation of ANC's businesses from AutoNation's and which governed various interim and ongoing relationships between the companies.

C.       FINANCIAL INFORMATION

                  Financial information regarding the Debtors prior to the Sale is set forth in Appendix II, which shall be filed prior to the Disclosure Statement Hearing.

D.       PREPETITION CAPITAL STRUCTURE

                  1.       EQUITY

                  The equity portion of ANC's capital structure prior to the Filing Date was comprised of 250,000,000 authorized shares of ANC Common Stock, of which 45,296,139 shares were issued and outstanding as of September 30, 2002.

                  From July 3, 2000 to November 26, 2001, the Debtors' common stock was traded on the Nasdaq National Market System under the symbol "ANCX". Effective November 26, 2001 the Debtors were delisted for failure to meet minimum listing requirements and began trading on the NASD OTC Bulletin Board under the symbol ANCXQE.

                  2.       DEBT

                  Prior to the Filing Date, the Debtors maintained certain credit facilities. The following is a brief summary of these facilities:

                           (a)      Borrowing Base Facility

                  The Amended and Restated Credit Agreement, dated as of June 30, 2000, among ANC and Congress Financial Corporation, as administrative agent and collateral agent (as amended, the "Borrowing Base Facility"), is a revolving facility in an aggregate principal amount not to exceed $70 million (originally $175 million). The Borrowing Base Facility is guaranteed by most of ANC's domestic subsidiaries (the "Guarantors"). The Borrowing Base Facility is secured by a first-priority security interest in certain non-fleet assets of ANC and the Guarantors and 65% of the stock of certain foreign subsidiaries of ANC and/or the Guarantors (collectively, the "Corporate Collateral"). On September 28, 2001, the Borrowing Base Facility was amended to prohibit ANC from borrowing additional amounts or issuing additional letters of credit under the Borrowing Base Facility without the consent of the majority of the lenders thereunder. On or about October 15, 2001 these agreements were amended to include a Deposit and Control Agreement covering each deposit account of the Debtors. As of the Filing Date, no additional advances have been made under the Borrowing Base Facility to ANC, and the entire amount outstanding ($64 million) consisted of contingent letters of credit. Congress and the other lenders under the Borrowing Base Facility, as senior lienholders to substantially all of the Debtors' assets and properties, subject only to the liens of Chrysler under the DIP Agreement and certain liens of Liberty, were owed at the time of the Sale not less than $56 million exclusive of fees, interest and other accruing charges, which amount consisted of among other things, approximately $46 million in funded loans and $10 million in letters of credit arranged for by Congress on account of the Debtors under the Borrowing Base Facility.

                           (b)      Supplemental Facility

                  A revolving facility, which converted into a two-year term loan (the "Term Loan") maturing on May 31, 2003, provided by a syndicate of lenders led by Lehman Brothers Inc. ("Lehman"), as administrative agent. Pursuant to that certain Collateral and Guarantee Agreement, dated June 30, 2000, the Term Loan is guaranteed by the Guarantors and is secured by a second priority security interest in the Corporate Collateral. As of the Filing Date, the Debtors had approximately $40 million outstanding under the Term Loan.

                           (c)      Senior Loan Agreement

                  The Amended and Restated Senior Loan Agreement, dated as of June 30, 2000, as amended (the "Senior Loan Agreement"), among ANC and Lehman in an aggregate principal amount of $200 million (originally, $225 million). The loan is convertible, at Lehman's option, into exchange notes issued under an indenture, which notes ANC has agreed to register with the SEC at the request of Lehman. On August 30, 2001, ANC and the Guarantors granted a third priority security interest in the Corporate Collateral to the lenders under the Senior Loan Agreement. Also, the lenders under the Senior Loan Agreement received a pledge of the limited partnership interests in certain fleet finance special purpose entities and the equity of the general partners of these special purpose entities (but not the general partnership interests in these entities). As of the Filing Date, the Debtors had approximately $203.5 million outstanding under the Senior Loan Agreement. On March 19, 2003, the Bankruptcy Court approved a settlement between the Debtors and Lehman that provided Lehman with an allowed secured claim of $180 million on account of the Senior Loan Agreement and an allowed unsecured claim of $25 million. The secured claim accrues interest at 10%, half of which will be paid currently with the remaining half paid upon emergence.

                           (d)      Liberty Security Interest

                  On August 30, 2001, Liberty Mutual Insurance Corporation ("Liberty") executed a Collateral Agreement (the "Liberty Collateral Agreement") and was granted a third priority security interest in the Corporate Collateral and received the same pledge of limited partnership interests and general partner equity as Lehman was granted in respect of the Senior Loan Agreement (as defined below). In addition, on March 13, 2002 the Court entered an Order Pursuant to Sections 105, 363, 364, and 365 of the Bankruptcy Code and Bankruptcy Rules 4001, 6004 and 9019 Approving Settlement of Certain Disputes Between the Debtors and Liberty Mutual Insurance Company and Providing, Inter Alia, for the Debtors to Obtain Post-Petition Surety Bonding and Related Relief (the "Liberty Order") which provided Liberty with, among other things, a first priority lien in accordance with Bankruptcy Code section 364(d)(1), senior to the rights, interests and liens of any other person or entity, in all of the assets of the Debtors' estates, subject to among other things, any valid, perfected and non-avoidable security interests as were in existence as of the Debtors' chapter 11 petition filing dates. Pursuant to that Order, the Bankruptcy Court held that Liberty's security interests under the Liberty Collateral Agreement are valid and enforceable. Accordingly, pursuant to the Liberty Order, among other things, Liberty was granted a secured claim against the Debtors for any surety bonds that were issued by Liberty on behalf of the Debtors or any of their subsidiaries or affiliates and that were in effect at any time following November 13, 2001, or which were thereafter issued, increased, renewed or continued on behalf of the Debtors. On March 19, 2003, the Bankruptcy Court entered an order approving the Debtors' request to obtain post-petition surety bonding for the 2003 Bonding Program (the "March 19 Liberty Order"). Among other things, the March 19 Liberty Order provided for the Debtors to post up to $36 million in additional cash collateral with Liberty, along with certain other protections to Liberty, in exchange for Liberty's agreement to issue, renew, replace, reinstate or continue certain surety bonds, up to a maximum amount of $126 million.

                  3.       NON DEBTOR FLEET DEBT

                  The Debtors financed their domestic vehicle purchases through wholly-owned, fully consolidated, special purpose financing subsidiaries. These financing subsidiaries obtained funds by issuing asset-backed medium-term notes to capital markets. The financing subsidiaries in turn leased vehicles to the domestic operating subsidiaries of Alamo and National. The Debtors' international operations in Europe and Canada provided their own financing for vehicle purchases through various asset-backed financings, leases and secured loans on a country-by-country basis.

                  The Debtors' filing for bankruptcy represented an Event of Default under each of the domestic financing facilities and certain of the Debtors' international facilities for which the parent company is guarantor. However, the special purpose financing subsidiaries are not Debtors and through the Sale, continued making scheduled interest payments to the third party note holders.

                  Through a series of court orders, the Debtors reached a fleet financing agreement insured by MBIA Insurance Corporation ("MBIA"), where MBIA allowed for the release of up to $2.3 billion of previously frozen funds for the acquisition of new fleet. Through a series of orders, the Debtors also obtained the Bankruptcy Court's approval to raise up to $1.05 billion through the issuance of asset backed securities. As of December 31, 2002, the Debtors had approximately $3.0 billion of vehicle debt outstanding.

                  In addition, certain non-debtor special purpose entities entered into financing agreements with various subsidiaries of Deutsche Bank, Inc., whereby the non-debtor special purpose entities issued medium term notes and variable funding notes in order to help finance the Debtors seasonal fleet needs.

                  The Debtors' fleet financing transactions are more thoroughly discussed in Article III.B., entitled "Significant Chapter 11 Events."

E.       CORPORATE STRUCTURE (CURRENT AND PROPOSED, BOARD OF DIRECTORS,
MANAGEMENT)

                  The sole officer and director of the Debtors is John Chapman.

F.       EVENTS LEADING TO CHAPTER 11 FILING

                  1.       FINANCING DIFFICULTIES

                  Following the Spin-Off on June 30, 2000, ANC explored various alternatives in order to refinance the Senior Loan Agreement, which terms would have become increasingly onerous if not refinanced on or before June, 2001. In October, 2000, ANC received a commitment letter from Lehman in which Lehman committed to provide ANC with $400 million of senior secured credit facilities, consisting of a (i) revolving credit facility and (ii) term loan. ANC anticipated that the new $400 million facility would replace both the Senior Loan Agreement, the Borrowing Base Facility, and the Term Loan.

                  In November and early December, 2000, however, it became increasingly clear that Lehman would be unable to syndicate the $400 million committed credit facility. Based on discussions with Lehman, ANC concluded that the terms of any facility actually entered into would have been worse than the terms of the original agreement. As a result, in early December, 2000, ANC decided that it would not pursue this $400 million facility and instead would continue to evaluate a variety of other re-financing alternatives.

                  The Debtors' performance continued to worsen during the latter part of 2000. ANC's net loss for the quarter ended December 31, 2000 was approximately $44 million. Prior projections for the fourth quarter anticipated a net loss of up to $15 million. These results were due principally to a weaker than expected price environment in the North American airport market and a greater than anticipated average North American fleet during the fourth quarter. The combination of higher average fleet cost and lower than expected utilization for the fourth quarter caused the Company to be significantly below projected operating income levels.

                  In January, 2001, Michael Karsner stepped down as president and CEO of ANC. Michael S. Egan, then ANC's chairman, was named ANC's new chief executive officer. Mr. Egan also continued to serve as chairman of ANC's board of directors.

                  In March and April of 2001, in order to generate additional liquidity ANC completed a series of sale-leaseback transactions in which it sold substantially all of its real estate and then leased the property back. These transactions generated net proceeds of approximately $110.3 million, a portion of which was used to pay down the Borrowing Base Facility in order to release the real estate Collateral that was sold.

                  Under the terms of the Senior Loan Agreement, ANC would have been required to use $70 million of the proceeds of the sale leaseback transaction to repay amounts outstanding under the Senior Loan Agreement. However, the Debtors required these funds in the business and payment was deferred until September 30, 2001, when the Debtors projected that cash flow from operations would permit this payment. At the same time, Liberty demanded additional Collateral as a precondition to maintaining or renewing existing surety bonds or issuing new bonds. As a result, ANC, Lehman and Liberty agreed that Lehman and Liberty would share a third priority security interest in the Corporate Collateral, as well as the pledge of the limited partnership interests of certain fleet-related special purpose entities and the equity of these entities' general partners (but not the general partnership interests in these entities). After lengthy negotiations among all of the parties involved (including parties required to consent), the grant of Collateral to Lehman and Liberty closed on August 30, 2001.

                  In addition, in June, 2001, ANC determined that it would be unable to satisfy certain financial covenants contained in the Borrowing Base Facility as well as its other debt facilities. As a result, on June 29, 2001, ANC obtained amendments from its lenders under these facilities which provided additional flexibility under the covenants for the quarters ended June 30, 2001 and September 30, 2001, as well as similar amendments from other lenders and credit supporters, some of which only provided amendments for the quarter ended June 30.

                  2.       PRE-PETITION ATTEMPTS TO RESTRUCTURE

                  As a result of ANC's increasing liquidity problems and other operating difficulties, beginning in February, 2001, ANC began to consider the sale of all or part of ANC or a significant investment by a third party. ANC retained Lehman as its investment banker to lead this effort. ANC received non-binding letters of intent/offer letters from a variety of third parties, including private equity firms and other companies involved in the car rental industry. These included preliminary non-binding offers to purchase the Alamo brand, the National brand, the international business, and the entire company, as well as preliminary non-binding offers to make equity investments. A number of these parties conducted substantial due diligence, including extensive meetings with ANC's management. On the morning of September 11, 2001, ANC received from one of those parties the first draft of their proposed definitive purchase and sale agreement.

                  3. THE CAR-RENTAL INDUSTRY AND THE TRAGIC EVENTS OF SEPTEMBER 11, 2001

                  The terrorist attacks in New York City and Washington, D.C. on September 11, 2001 had a very significant impact on ANC's operations. The terrorist attacks caused major U.S. airlines to dramatically reduce their airline capacity and prompted passengers worldwide to postpone or cancel their U.S. airline travel plans. Because approximately 90% of ANC's car rental transactions are linked to deplaning airline passengers, the negative impact on car rental transactions was direct and immediate.

                  On September 12, 2001, the day following the terrorist attacks, the third party withdrew its due diligence team and put the negotiations with ANC on indefinite hold. On September 17 when the stock market reopened, ANC's stock price dropped from $3.52 to $1.75.

                  As a result of the events of September 11, ANC began to institute cost savings initiatives, including the reduction of its fleet by 25 to 35%, the preparation of a revised strategic and operating plan, and the execution of other cost reduction initiatives. On September 24, 2001, the day it was announced that the Debtors were undertaking the foregoing initiatives, ANC's common stock fell over 45% and closed at $0.56.

                  On September 28, 2001, ANC obtained amendments from its senior lenders under the Borrowing Base Facility and the Supplemental Facility which waived compliance with the previously amended September 30, 2001 covenants for an additional 45 days. ANC also obtained similar amendments from its other lenders and credit supporters, all of whom included or incorporated by reference the financial covenants in the senior facilities. As part of the amendments, the aggregate commitments under the $175 million Borrowing Base Facility were reduced to $70 million and the amount outstanding was frozen at $64 million. The due date for the Lehman $70 million payment was extended until November 30, 2001.

                  On September 24, 2001, ANC's board of directors appointed William N. Plamondon, III as "Chief Restructuring Officer" of the company. At the time, Mr. Plamondon was a director of ANC, the chairman of ANC's audit committee, and a consultant to Ernst &

Young Capital Advisors, and was a former president of Budget Rent-A-Car Corporation. Mr. Plamondon was authorized by the board to develop a turnaround restructuring plan for the company.

                  In addition, in late September 2001, ANC retained Lawrence J. Ramaekers, a former principal of Jay Alix & Co., as a consultant to work closely with Mr. Plamondon in the preparation of the company's new turnaround strategy. On October 24, 2001, Mr. Ramaekers was appointed ANC's President and Chief Operating Officer, and eventually, Mr. Ramaekers replaced Michael Egan as Chief Executive Officer.

                  In the fourth quarter of 2002, William N. Plamondon, III, formerly the Debtors' Chief Restructuring Officer, succeeded Lawrence Ramaekers as the Debtors' Chief Executive Officer, who announced his retirement at year-end.

                           III. THE CHAPTER 11 CASES

                  The Debtors commenced the Chapter 11 Cases on the Filing Date. Since the Filing Date, the Debtors have continued to operate as debtors in possession subject to the supervision of the Bankruptcy Court. Transactions out of the ordinary course of business have required Bankruptcy Court approval. In addition, the Bankruptcy Court has supervised the Debtors' employment of attorneys, accountants and other professionals.

                  An immediate effect of the filing of the bankruptcy petitions was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoined the commencement or continuation of all collection efforts by creditors, the enforcement of liens against the Debtors and litigation against the Debtors. This injunction remains in effect, unless modified or lifted by order of the Bankruptcy Court, until a plan of reorganization is confirmed and becomes effective.

A.       APPOINTMENT OF CREDITORS' COMMITTEE

                  On November 29, 2002, the United States Trustee appointed the Committee, which currently consists of 5 members.

                  1.       MEMBERS OF THE COMMITTEE

Westdeutsche Landesbank Girozentrale New York Branch
1211 Avenue of the Americas
New York, New York 10036

AutoNation, Inc.
110 S.E. 6th Street
Fort Lauderdale, Florida 3301

General Motors Corporation

767 Fifth Avenue
New York, New York 10153

Walt Disney World Co. & American Broadcasting Co.
500 Park Avenue, Suite 500
New York, New York 10022

Perot Systems Corporation
P.O. Box 269005
Plano, Texas 75026-9005

                  Gerrit Dieperink, individually and as personal Representative of the Estate of Tosca Dieperink, and Sabre, Inc. were originally members of the Committee but have withdrawn.

                  2.       PROFESSIONALS RETAINED BY THE COMMITTEE

Wilmer, Cutler & Pickering
399 Park Avenue
New York, New York 10022
Attn: Andrew N. Goldman, Esq.               Attorneys for the Committee

Young Conaway Stargatt & Taylor
The Brandywine Building
1000 West Street
Wilmington, Delaware 19801
Attn: Brendan Linehan Shannon, Esq.         Attorneys for the Committee

FTI Consulting, Inc.
1177 Avenue of the Americas
New York, New York 10036
Attn: Denis O'Connor                        Financial Advisors for the Committee

B.       SIGNIFICANT CHAPTER 11 EVENTS

                  1.       MANAGEMENT CHANGES

                  In the fourth quarter of 2002, William N. Plamondon, III, formerly the Debtors' Chief Restructuring Officer, succeeded Lawrence Ramaekers as the Debtors' Chief Executive Officer, who announced his retirement at year-end. Further, in the fourth quarter of 2002, Douglas Laux assumed the role of Senior Vice President and Chief Financial Officer from the departing Wayne Moor.

                  2.       SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS

                  Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007 direct that a debtor must prepare and file certain schedules of assets and liabilities, current income and current expenditures, executory contracts and unexpired leases and related information (the "Schedules") and statements of financial affairs (the "Statements") when a chapter 11 case is commenced. The purpose of filing the Schedules and Statements is to provide a debtor's creditors, equity interest holders and other interested parties with sufficient information to make informed decisions regarding the debtor's reorganization. On the Filing Date, the Debtors requested, and were granted, an extension of time to file their Schedules and Statements. The Schedules and Statements were filed with the Bankruptcy Court on January 16, 17 and 18, 2002.

                  3.       DEBTORS' USE OF CASH COLLATERAL

                  Throughout the pendency of their chapter 11 cases, the Debtors have funded their working capital needs primarily through cash generated from their business operations (the "Cash Collateral"), supplemented since March 19, 2003 by the DIP Agreement, discussed more fully below. In that regard, pursuant to the Bankruptcy Court's Order (I) Authorizing Continued Use Of Cash Collateral Until the Earlier of September 28, 2003 or the Closing of a Sale of Substantially all of the Debtors' Assets and (II) Granting Replacement Liens And Adequate Protection, dated June 18, 2003 (the "Current Cash Collateral Order"), the Debtors were authorized to use Cash Collateral through the closing of the Sale.

                  4.       AIRPORT CONSOLIDATION PROGRAM

                  A cornerstone of the Debtors' plans to restructure its business was the restructuring of its airport operations. Prior to its bankruptcy filing, Alamo and National both operated as separate concessionaires under separate agreements that Alamo and National entered into with the airports. Employing the rejection and the assumption and assignment of executory contract provisions of section 365 of the Bankruptcy Code, the Debtors were able to reject one of the two concession agreements, assume the other concession agreement and assign it to ANC. Because ANC had a license to use both the Alamo and National trade names and because none of the concession agreements preclude dual branding, ANC is able to operate at these airports under one concession agreement doing business as Alamo and National, with ANC as the sole concessionaire under the assigned agreements. By consolidating operations into one dual branded facility, the Debtors were able to lower operating costs and improve vehicle utilization, lower personnel expense, and incur less rent expense. The timing, implementation and cost of the consolidation program was impacted by legal challenges from certain of the Debtors' competitors which were ultimately dismissed by the Third Circuit.

                  5.       RESTRUCTURING LICENSEE AGREEMENTS

                  Another key part of the Debtors' restructuring strategy was the restructuring of their licensee operations to provide that the licensees will operate both the Alamo and National brands. To that end, the Debtors filed a series of motions seeking to enter into new license agreements with National licensees that would provide for higher licensing fees to the Debtors. At locations where Alamo did not operate, the licensees would be granted an Alamo license and would pay, for each month that the combined Alamo and National revenue exceeds the prior period's base revenue, an incremental 2.5% fee for that incremental revenue. In addition, the licensee would commit to commencing operation of the Alamo brand at the location within the time period set forth in the license agreement. At locations where Alamo already operates, the Debtors entered into arrangements with the National licensees to sell or assign to them the Alamo operations, so that the licensee would operate both brands and pay higher licensing fees to the Debtors.

                  In addition, pursuant to the new license agreements, new licensees committed to commencing the operation of the Alamo brand at the location within the time period set forth in the license agreement. At locations where Alamo already operates, the Debtors entered into arrangements with the National licensees to sell or assign to them the Alamo operations, or else purchased the National Operations from the licensee, so that the licensee or the Debtors operate both brands and the licensee pays higher licensing fees to the Debtors.

                  6.       CLOSING OF ALAMO LOCAL OPERATIONS LOCATIONS

                  In addition to car rental operations under the Alamo and National tradenames, the Debtors also operated in the insurance replacement market under the tradename Alamo Local. However, in order to focus more sharply on serving its core customers in leisure and business travel at the nation's airports, and focus valuable resources to that end, the Debtors announced on October 9, 2002 that they were exiting their participation in the insurance replacement market. As a result, the Debtors rejected or terminated approximately 400 leases at locations throughout the United States and removed, sold, donated or abandoned all of their personal property at such locations in order to close all Alamo Local locations as soon as practicable. Closing their insurance replacement business saved the Debtors significant sums in both the immediate and long term, as well as allowing the Debtors to focus their efforts on their most profitable business segments.

                  7. AUTHORIZATION TO DEFEND AND PAY CERTAIN AUTOMOBILE LIABILITY CLAIMS

                  On December 17, 2001, the Debtors obtained an order from the Court authorizing them to continue to defend and adjust, in the ordinary course of business, claims against non-debtors for whom the Debtors were obligated to provide defense and insurance coverage and to pay their statutory obligations for personal injury/property damage claims and other third party costs. In addition, by order dated April 24, 2002, the Court also authorized the Debtors, in their discretion, to settle and pay certain, but not all, prepetition automobile liability claims within certain settlement parameters (the "Interim PI Settlement Procedures").

                  The Interim PI Settlement Procedures enabled the Debtors to comply with their various state obligations as renters of vehicles to the public and with their contractual obligations with corporate clients. Compliance with these obligations enabled the Debtors to maintain their corporate clients and relationships with tour operators and travel agents, which represent a significant portion of the Debtors' annual revenues. Further, the Interim PI Settlement Procedures ensured that the Debtors could represent to the various state agencies that, notwithstanding the filing of Chapter 11, they were authorized to continue to defend, adjust and pay claims for which they were liable to provide insurance.

                  8.       FLEET FINANCING AGREEMENTS WITH MBIA AND DEUTSCHE
                           BANK

                  Prior to the Filing Date, the Debtors financed their vehicle fleet primarily by leasing vehicles from certain wholly-owned indirect non-debtor subsidiaries of ANC, which financed the acquisition of the fleet through the issuance of asset-backed commercial paper, asset-backed medium-term notes and asset-backed auction rate notes, arranged by certain special purpose subsidiaries of ANC. These programs were financed through ARG Funding Corp. ("ARG Funding") (and, post-petition, also through ARG Funding Corp. II ("ARG II")), non-debtor special purpose entities and wholly-owned direct subsidiaries of ANC, which issued a combination of medium term "Rental Car Asset Backed Notes," auction rate notes to the public through private placements, variable funding notes funded by ANC Rental Funding Corp., an indirect wholly-owned subsidiary of ANC, and various bank multi-Sellers conduits through the issuance of commercial paper to the public.

                  ARG Funding and ARG II loaned the proceeds of these issuances to three special purpose entities: (i) Alamo Financing L.P., (ii) National Car Rental Financing Limited Partnership, and (iii) CarTemps Financing L.P. (each a "Lessor SPE," and collectively, the "Lessor SPEs") for the purpose of purchasing vehicles.(2) In exchange for the funds advanced by ARG Funding to each respective Lessor SPE, each Lessor SPE issued "Variable Funding Notes" (collectively, the "Existing Leasing Company Notes") to ARG Funding and ARG II.

                  Each Lessor SPE used these proceeds and a portion of its partnership capital to, among other things, purchase and finance vehicles. The Lessor SPEs, in turn, leased the vehicles to ANC's three operating companies:
(i) Alamo Rent-A-Car, Trust, (ii) National Car Rental System, Inc., and (iii) Spirit Rent-A-Car, Inc., d/b/a Alamo Local(3) (each an "Operating Company," and collectively, the "Operating Companies"), each of which are debtors in these chapter 11 cases. These leasing arrangements between each Operating Company and each Lessor SPE are governed by certain Amended and Restated Master Lease Agreements, each dated as of June 30, 2000 (the "Existing Master Lease Agreements"). ANC is a guarantor under the Existing Master Lease Agreements.

                  The Operating Companies rent the vehicles to the public as part of their car rental businesses. Each Operating Company uses the cash generated from its rental operations to make the lease payments due to its respective Lessor SPE under the Existing Master Lease Agreements. Each Lessor SPE, in turn, uses the lease payments to make payments due on the Existing Leasing Company Notes issued to ARG Funding and ARG II. ARG Funding and ARG II then use such payments to make payments due to the holders of the medium term notes, the variable funding notes, and the auction rate notes, as applicable.

                           (a)      MBIA

---------------------

(2) Neither ARG Funding, ARG II, nor the Lessor SPEs are debtors in these chapter 11 cases.

(3)      Alamo Local has ceased operations.

                  Prior to the Filing Date, pursuant to certain insurance agreements, by and among MBIA, as insurer, and The Bank of New York, as trustee, MBIA issued certain note guaranty insurance policies, which guarantee ARG Funding's payments under certain medium-term notes ("MTNs").

                  In February 2002, the Bankruptcy Court approved a fleet financing agreement insured by MBIA whereby MBIA allowed for the release of certain restricted funds supporting the MBIA insured outstanding series of medium-term notes for the purchase of new vehicles. The agreement made available up to $1.0 billion of previously frozen funds for the acquisition of a new fleet. On May 10, 2002, the Bankruptcy Court approved, on a final basis, an agreement with MBIA to allow the Debtors to continue to use $2.3 billion of its fleet financing facilities on a revolving basis. Accordingly, the Debtors will be allowed to use proceeds received from the disposition of vehicles financed by these facilities to purchase new vehicles. Pursuant to a series of court orders, the agreement was amended and extended through the closing of the Sale.

                           (b)      Deutsche Bank

                  In order to facilitate the financing of its rental fleet and meet the increased need during the 2002 summer, the Debtors received authority from the Bankruptcy Court to enter into certain financing agreements (the "Fleet Financing Agreements") with Deutsche Bank Securities ("DB Securities"). Pursuant to the Fleet Financing Agreements, DB Securities and certain non-debtor special purpose entities (the "SPEs") have raised funds to purchase vehicles through the issuance of variable funding notes ("VFNs") and MTNs. The Bankruptcy Court has entered several orders (the "DB Fleet Financing Orders") approving the Fleet Financing Agreement, and certain amendments and modifications of such agreement, authorizing: Deutsche Bank Securities and certain of the SPEs to raise funds to purchase vehicles through the issuance of a variable funding note (the "2002-1 VFN") up to the amount of $575 million and various medium term notes (the "2002-2 MTNs") up to an aggregate amount of $1.05 billion.

                  Pursuant to the DB Fleet Financing Orders, in May, 2002, ARG II issued the 2002-1 VFN in the amount of $275,000,000. In June, 2002, ARG II increased the maximum invested amount of the 2002-1 VFN from $275,000,000 to $575,000,000. In August 2002, ARG II refinanced the 2002-1 VFN with the issuance of the 2002-2 MTNs by ARG II in the aggregate amount of $600,000,000. As of the date hereof, all of the MTNs remain outstanding.

                  On June 20, 2003, the Bankruptcy Court entered an order authorizing the Debtors to enter into certain agreements with DB Securities, by which ARG II would issue a new VFN in an amount up to $350,000,000 (the "2003 VFN") in order to obtain the necessary financing to meet the increased fleet needs for the 2003 summer.

                  9. RETENTION OF LAZARD FRERES, JAY ALIX AND BROWN BROTHERS HARRIMAN & CO.

                           (a)      Lazard

                  On January 31, 2003, the Debtors filed an application to retain Lazard Freres & Co. ("Lazard") as their investment banker to market the Debtors' businesses and advise the Debtors in connection with any sale of all or a substantial portion of the Debtors' businesses. In light of the size and complexity of these chapter 11 cases, the Debtors required the services of an experienced investment banker.

                  Pursuant to the terms of the Engagement Letter with Lazard, the Debtors retained Lazard to render investment banking services to the Debtors for the period of one year from the date of the Engagement Letter in connection with and be available to evaluate any transaction in which the Debtors are a participant, including without limitation any merger, recapitalization, reorganization, refinancing, restructuring, divestiture or a sale of all or a substantial portion of the assets or equity securities or other interests of the Debtors.

                  The retention of Lazard and their efforts to secure a purchaser for the Debtor's businesses is more fully described in Section C below.

                           (b)      Jay Alix

                  On April 15, 2002, the Debtors retained Jay Alix as their financial advisors. Pursuant to the terms of the Engagement Letter with Jay Alix, the Debtors retained Jay Alix to render financial advisory services to the Debtors as requested.

                           (c)      Brown Brothers Harriman & Co.

                  On December 27, 2001, the Debtors retained Brown Brothers Harriman & Co. ("BBH") as their investment banker and on March 27, 2001 the Bankruptcy Court approved the retention. In connection with the Lazard retention, BBH agreed to modify its engagement by foregoing all fees to which it would otherwise be entitled in connection with a transaction involving the Debtors' United States operations in exchange for a payment of the BBH monthly fee for January and February, 2003, and a fee of $250,000 in the event that all of the Debtors' operations are sold, or a fee of $500,000 if the Debtors sell ANCI (Europe, Middle East and Africa).

                  10. REJECTION OF CERTAIN UNEXPIRED NONRESIDENTIAL REAL PROPERTY LEASES AND ABANDONMENT OF CERTAIN FIXTURES AND EQUIPMENT

                  The Debtors have filed various motions to reject certain unexpired nonresidential real property leases and to sell certain personal property, furniture, fixtures and equipment located at the leased premises (the "FFE") free and clear of all liens, claims, encumbrances and other interests (collectively, the "Encumbrances"), or to abandon the FFE. These lease rejections relieved the Debtors from the continuing obligation to participate in leases that were no longer advantageous or beneficial to the Debtors and their estates; and relieved the Debtors from continuing to pay ongoing lease payments, rent, and maintenance charges, among other things, on leases that were no longer beneficial to the Debtors and their estates. Similarly, the sale of the FFE free and clear of Encumbrances allowed the Debtors to realize value from the FFE that the

Debtors had little or no use for at their other locations and that was of inconsequential value to the Debtor's estate.

                  11.      REJECTION OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS

                  The Debtors have filed various motions to reject certain leases and executory contracts. Many of the Debtors' outstanding obligations relating to certain leases and executory contracts did not fit into the Debtors' restructuring strategy. For example, all of the contracts for equipment and services rejected by the Debtors were no longer needed because either (i) the goods or services were not being used or (ii) the goods or services were no longer required by the Debtors' ongoing operations.

                  The rejections allowed the Debtors to be relieved of the continuing obligation to participate in, and pay ongoing amounts on, agreements that were no longer advantageous or beneficial to the Debtors and their estates. Based upon the business judgment of the Debtors and their knowledge of the rejected contracts, the Debtors believed that the rejected contracts were no longer required for the operation of the Debtors' businesses and the rejection of such contracts would benefit their estates.

                  12.      CHRYSLER DIP FINANCING

                  On March 19, 2003, the Bankruptcy Court authorized the Debtors to obtain debtor in possession financing. Pursuant to the DIP Agreement, the Debtors agreed to purchase a certain number of vehicles from Chrysler and, in turn, Chrysler agreed to advance $62,500,000 (the "Chrysler Advance") to the Debtors. The Debtors will repay the Chrysler Advance, in part, through daily rental incentive payments (the "DRIP Incentives") that will be earned by the Debtors as they purchase vehicles throughout the year.

                  As an additional incentive to enter into the DIP Agreement, Chrysler also agreed that, in addition to the DRIP Incentives that will be earned by the Debtors, Chrysler will also pay the Debtors additional incentive payments (the "Additional Incentive Payments") with respect to the first 35,000 2004 model year vehicles purchased, in an aggregate amount up to $13,650,000. Accordingly, the Chrysler Advance will be decreased as the DRIP Incentives and Additional Incentive Payments that are earned by the Debtors are applied to the balance of the Chrysler Advance. Pursuant to the DIP Agreement, on December 30, 2003, the Debtors will repay any remaining balance of the Chrysler Advance.

                  13.      NEGOTIATIONS AND SETTLEMENTS LEADING TO THE FILING OF
                           A PLAN

                           (a)      Settlement with Lehman and the Committee

                  On March 19, 2003, the Bankruptcy Court approved a settlement between the Debtors, Committee and Lehman and LCPI which (i) reduced Lehman's secured claim from $248.6 million as of December 31, 2002 to an allowed secured claim of $180.0 million and an allowed unsecured claim of $25.0 million as of December 31, 2002; (ii) eliminated post-petition interest from the Filing Date to February 1, 2003; (iii) eliminated a contractual "make-whole" claim of approximately $205 million; and (iv) provided for continued payment on account of

Lehman's professional fees and expenses at $250,000 per month, with a payment of $400,000 on July 10, 2003 on account of accrual fees and expenses. The secured claim accrues interest at 10%, half of which will be paid currently with the remaining half paid upon emergence.

                           (b)      Settlement with AutoNation and the Committee

                  Early in these chapter 11 cases, the Committee asserted that the Debtors suffered from conflicts of interest that disqualified them from investigating and prosecuting potential claims arising out of the spin-off the Debtors' automotive rental business from AutoNation ("Spin-Off Claims"). Although the Debtors disputed that there was any potential conflict, they did not desire to debate the issue with the Committee, and the Debtors therefore granted the Committee informal authority to investigate the Spin-Off Claims. On May 13, 2003, the Bankruptcy Court approved a settlement among the Debtors, AutoNation and the Committee.

                  Pursuant to the Settlement Agreement, AutoNation agreed, among other things, that it shall remain the guarantor under the $29,500,000 AIG Retro Bond (the "Guarantee"), as it may be reduced by AIG from time to time, until December 31, 2006 or the earlier cancellation of the bond. AutoNation further agreed that upon confirmation of a plan, it will guaranty up to $10,500,000 of certain additional surety bonds, until the termination of the Guarantee or the earlier cancellation of such additional credit support. In resolution of the Committee's fraudulent conveyance claims, AutoNation agreed, that upon termination of the Guarantee and/or the additional credit support, to make payment to a trust to be established for the benefit of unsecured creditors, in an amount equal to one-half of the released credit support, less any payments made by AutoNation on account of the credit support.

                  14.      POTENTIAL CLAIMS AGAINST AVIS AND HERTZ

                  The Debtors may pursue claims against Avis and Hertz for their predatory or anti-competitive actions in connection with Debtors' airport consolidation program. The Debtors will be entitled to (i) 25% of the cash proceeds (including cash equivalents and cash actually received upon payment of any promissory note) (net of expenses of collection) received by Debtors on or prior to the Closing Date of the Sale in respect of the Avis/Hertz Claims and
(ii) 25% of the cash proceeds (including cash equivalents and cash actually received upon payment of any promissory note) (net of expenses of collection) received by Purchaser or any of its Affiliates after the Closing Date in respect of the Avis/Hertz Claims, such cash proceeds to be payable to Debtors in accordance with Section 5.26 of the Agreement.

                  15. LITIGATION RELATING TO BUSINESS INTERRUPTION INSURANCE CLAIMS

                  The Debtors have filed an insurance claim under Lexington Insurance Policy #852-6825 relating to the September 11, 2001, terrorist attack and the Debtors are entitled to the

9/11 Business Interruption Insurance Claim (and the insurance proceeds and awards derived therefrom), whether received prior to, or after the Closing Date.(4)

C.       THE SALE OF THE DEBTORS' BUSINESSES

                  1.       THE SALE PROCESS

                  On February 25, 2003, the Bankruptcy Court approved the retention of Lazard as the Debtors investment banker, pursuant to an engagement letter, dated as of January 10, 2003. Upon the Debtors' engagement of Lazard, Lazard and the Debtors began the process of exploring strategic alternatives and interest from preliminary investors and/or acquirers. As a result of their analysis during this process, Lazard and the Debtors determined that the best option to achieve maximum value for the Debtors' stakeholders would be to initiate a full auction process and market ANC to a broad range of financial and strategic buyers.

                  Using its industry expertise and contacts, Lazard conducted an extensive and exhaustive sale and marketing process (the "Sale Process"). This process included, among other things, (a) selecting both strategic and financial potential buyers; (b) meeting with and discussing all relevant aspects of the Debtors businesses with preliminary investors and/or acquirers; (c) preparing and circulating a confidential information memorandum (the "CIM") on the Debtors' businesses; (d) holding Management Presentations (as defined below) for Potential Investors and Second Round Bidders (both as defined below); and (e) determining whether the selected parties had the necessary financial resources to fund the Debtors' business plan or purchase the assets of the business.

                  Throughout January 2003, Lazard began distributing preliminary information materials to all of the potential investor groups that had expressed interest in a transaction relating to the Debtors since the Filing Date. Based on previous experience and transactions with companies in the auto rental industry, Lazard added a number of other investor groups to the list of potential purchasers. The comprehensive list of prospective bidders consisted of 35 parties, 29 of which executed or extended confidentiality agreements. Of those 29, several joined to form a total of 22 bidding groups (the "Potential Investors"). This comprehensive list of Potential Investors consisted of pure financial sponsors, financial sponsors teamed with auto rental industry executives, and an auto rental industry competitor.

                  After executing a confidentiality agreement, each Potential Investor received a copy of the CIM. In addition to the CIM, Lazard sent to all Potential Investors a "First Round Procedures Letter," which set February 28, 2003 as the deadline (the "Preliminary Proposal Deadline") for submission of non-binding expressions of interest (collectively, the "Preliminary Proposals"), and set forth the criteria for selecting the Second Round Bidders. The criteria used

---------------------

(4) Discussion of the Avis/Hertz and Business Interruption Insurance Claims is taken from the Asset Purchase Agreement and to the extent that there are any inconsistencies, it shall be resolved by the Asset Purchase Agreement.

for selecting the Second Round Bidders included, among other things: (a) total purchase price; (b) form of consideration; (c) extensiveness of due diligence performed by the Potential Investors; and (d) attractiveness of the Potential Investors' Preliminary Proposals.

                  By the end of February, Lazard and the Debtors had held twelve Management Presentations for the Potential Investors. These Management Presentations generally consisted of full-day presentations at ANC's offices with members of the senior management team. In addition, prior to submitting Preliminary Proposals, several Potential Investors sought to conduct further due diligence and requested additional financial, legal and operational information on ANC. These information requests covered a wide range of topics, including, among other things, financial statements, fleet information, financing arrangements, insurance, and sales and marketing materials. Lazard worked with ANC to provide this information to the Potential Investors through both written responses to the requests and follow-up meetings and conference calls.

                  On the Preliminary Proposal Deadline, the Debtors received eight Preliminary Proposals for the Debtors' businesses as a whole. During the first week of March 2003, the Debtors and Lazard evaluated the Preliminary Proposals and, on March 11, 2003, the Board of Directors of ANC (the "Board") determined to invite four parties (the "Second Round Bidders") to continue their due diligence and submit final proposals (the "Final Proposals") to the Debtors for their consideration. The Debtors' secured creditors, as well as the Committee, were informed of the Final Proposals, and, to the extent they desired, had direct contacts with the bidders.

                  At the start of the second round of bidding, each of the Second Round Bidders received "Second Round Proposal Letters" which set a deadline of April 18, 2003 for Final Proposals, which was later extended to April 28, 2003, in order to provide the Second Round Bidders enough time to complete their due diligence (the "Final Proposal Deadline"). In addition, the Second Round Proposal Letters set forth the criteria that the Debtors would use in connection with the selection of a Final Proposal, which included, among other things: (a) total purchase price; (b) form of consideration; (c) extensiveness of due diligence performed by the Second Round Bidder; (d) the extent of proposed changes to the "Draft Asset Purchase Agreement"; (e) the attractiveness of the Second Round Bidder's financing proposal; and (f) such bidder's ability to consummate a transaction in a timely manner.

                  In connection with the formulation of their Final Proposals, each of the Second Round Bidders submitted extensive due diligence request lists that generally requested more detailed information. Lazard and the Debtors worked extensively to provide the Second Round Bidders with the information requested in an effort to conclude the Sale Process as efficiently as possible.

                  On the Final Proposal Deadline, all four of the Second Round Bidders submitted Final Proposals. On May 6, 2003, Lazard presented the four Final Proposals to the Board. After this meeting, the Board selected two final parties with which to negotiate a Final Proposal. On May 12, 2003, the Board selected the Purchaser as the winning bidder with whom to negotiate a definitive asset purchase agreement.

                  2.       THE ASSET PURCHASE AGREEMENT

                  On June 12, 2003, the Debtors and the Purchaser, and LCPI, solely with respect to section 2.5, entered into the Asset Purchase Agreement, which provided for the Debtors' sale of substantially all of the their assets (the "Acquired Assets"), free and clear of liens, claims and encumbrances, to the Purchaser, a wholly-owned subsidiary of CCM, and for the Purchaser's acquisition of substantially all of the Debtors' assets and the assumption of significant portion of the Debtors' liabilities (including, without limitation, the obligations owed to Liberty and Lehman).

                  3.       COURT APPROVAL OF THE BIDDING PROCEDURES

                  The Debtors desired to receive the greatest possible value for the Acquired Assets. On June 26, 2003 the Bankruptcy Court entered an order, which approved, among other things, bidding procedures to be used in connection with an auction, set by the Bankruptcy Court for August 4, 2003, and a termination fee to be paid to the Purchaser upon the occurrence of certain circumstances. In addition, the Bankruptcy Court scheduled a hearing on August 6, 2003 to approve the Sale (the "Sale Hearing"). Although the Debtors believed that the Sale Process and the Asset Purchase Agreement reflected the highest and best value for the Acquired Assets, the Debtors, nevertheless, elected to test the value received for the Acquired Assets by conducting an auction.

                  4.       COURT APPROVAL OF THE SALE

                  On June 30, 2003, the Debtors filed their motion requesting, among other things, that the Court approve the Sale to the Purchaser and authorize the assumption and assignment of certain executory contracts and unexpired leases. Throughout July 2003, the Debtors sent notice to all interested parties of the Sale Transaction and of the contracts that were to be assumed and assigned. The Debtors did not receive any Qualified Bids and, thus, did not conduct the Auction. Therefore, the Purchaser's bid was deemed the highest and best and on August 6, 2003, the Bankruptcy Court approved the Sale, and on August 21, 2003 entered the Order Pursuant to Sections 105(a), 363, 365, and 1146 of the Bankruptcy Code and Rules 2002, 6004, 6006, and 9014 of the Federal Rules of Bankruptcy Procedure Authorizing (i) the Sale of Certain Assets of the Debtors Free and Clear of Claims, Liabilities and Encumbrances, (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (iii) Granting Related Relief, which approved the Sale Transaction to the Purchaser. The Sale Transaction closed on October 14, 2003.

D.       CLAIMS PROCESS

                  1.       FILING OF SCHEDULES AND LIABILITIES

                  As described above, on the Filing Date, the Debtors requested, and the Bankruptcy Court granted, an extension of time in which to file their schedules of assets and liabilities and their statements of financial affairs (collectively, the "Schedules") with the

Bankruptcy Court. On January 16, 17 and 18, 2002, the Debtors filed their Schedules with the Bankruptcy Court.

                  2.       THE BAR DATE, IRS BAR DATE & SUPPLEMENTAL BAR DATE(S)

                  On October 30, 2002, the Bankruptcy Court entered an order setting January 14, 2003 as the last date for entities to file all general proofs of Claim (including each governmental unit (but not the IRS), individual, partnership, joint venture, corporation, estate, and trust). The Bankruptcy Court also authorized the Debtors to provide notice of the Bar Date by direct mail and publication and approved a Bar Date notice to be sent to, among others, all of the Debtors' known creditors.

                  The Bar Date Notice notified creditors of the Bar Date and contained explicit instructions regarding who should file a proof of Claim and the instructions for doing so. The Bar Date Notice was mailed on or about November 15, 2002. In addition, the Bar Date Notice was published on or about December 25, 2002 in the national editions of the Wall Street Journal and USA Today, as well as in the Fort Lauderdale Sun Sentinel and the Miami Herald.

                  On September 10, 2003, the Bankruptcy Court entered an order requiring the filing of proofs of claims on or before November 18, 2003 (the "Supplemental Bar Date"). On or about September 18, 2003, the Debtors mailed notice of the Supplemental Bar Date order.

                  On September 24, 2003, the Bankruptcy Court entered an order setting November 24, 2003 as the last date for the IRS to file a proof of claim.

                  3.       PRE EFFECTIVE DATE OBJECTIONS TO CLAIMS

                  The Debtors are in the process of evaluating the proofs of Claim to determine whether objections seeking disallowance of some asserted Claims should be filed. The Debtors are reconciling the Claims listed in their Schedules with the Claims asserted in proofs of Claim and the Claims assumed by the Purchaser. The Debtors are also in the process of eliminating Claims that are duplicative or erroneous in order to ensure that only valid Claims are allowed by the Bankruptcy Court. Upon confirmation of the Plan, these duties will be transferred to the Liquidating Trust.

E.       ADMINISTRATION OF THE DEBTORS ESTATES

                  1.       ADMINISTRATIVE BAR DATE PROCEDURES

                  All requests for payment of Administrative Expenses incurred up to and including the Confirmation Date (including requests for payment of all professional fees and expenses) must be filed within forty-five (45) days of the Confirmation Date in accordance with any procedures set forth in the Confirmation Order. The Debtors shall mail notices to creditors within ten (10) business days of the Confirmation Date by first class mail. All holders of Administrative Expenses incurred up to and including the Confirmation Date that do not file a request for payment pursuant to the Confirmation Order within forty-five (45) days of the mailing of the notice of the Confirmation Date will forever be barred and enjoined from seeking any payment on account of their Administrative Expense Claim.

                  2.       ADMINISTRATIVE EXPENSE RESERVE

                  Any Administrative Expenses that may remain or that may be incurred after the Confirmation Date or that are payable in the ordinary course of business will be paid out of the Expense Reserve Account of the Liquidating Trust.

                     IV. EFFECT OF CONSUMMATION OF THE PLAN

                  If the Plan is confirmed and becomes effective, the Plan provides for all assets of the Debtors that have neither been abandoned nor sold under the Asset Purchase Agreement to be transferred to the Liquidating Trust and to be liquidated over time for the benefit of holders of Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed General Unsecured Claims. Described in very general terms, all Allowed Priority Tax Claims and Allowed Other Priority Claims will be paid in full. Holders of Allowed General Unsecured Claims will receive a Pro Rata Share of the Debtors' remaining property after the foregoing Claims have been paid or reserved in full. Holders of ANC Intercompany Claims and ANC Common Stock Interests will neither receive nor retain any property or distribution on account of their Claims.

                  If the Plan is confirmed and becomes effective, all holders of Claims against or Interests in the Debtors will be bound by the terms of the Plan, whether or not they have voted to accept the Plan in accordance with the Plan and the Voting Instructions. To be counted, Ballots and Master Ballots to vote to accept or reject the Plan described herein must be submitted in accordance with the voting instructions accompanying the Ballots and Master Ballots (the "Voting Instructions"). See Section X herein, entitled "VOTING AND CONFIRMATION OF THE PLAN."

                             V. SUMMARY OF THE PLAN

A.       BRIEF EXPLANATION OF CHAPTER 11

                  Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders. In addition to permitting rehabilitation of the debtor, another goal of chapter 11 is to promote equality of treatment of creditors and equity security holders, respectively, who hold substantially similar claims or interests with respect to the distribution of the value of a Debtors' assets. In furtherance of these two goals, upon the filing of a petition for relief under chapter 11, section 362 of the Bankruptcy Code generally provides for an automatic stay of substantially all acts and proceedings against a debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor's chapter 11 case.

                  The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the treatment of claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions, and except as provided in the plan itself or the confirmation order, confirmation discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan, and terminates all rights and interests of Pre-Petition equity security holders.

                  The following is an overview of certain material provisions of the Plan. The following summaries of the material provisions of the Plan do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Plan, including all exhibits thereto, all documents described therein and the definitions therein of certain terms used below.

B.       GENERAL INFORMATION CONCERNING TREATMENT OF CLAIMS AND INTERESTS

                  1.       ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

                  The Plan provides that (i) except to the extent that any Entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, all Administrative Expense Claims shall be reconciled and all Allowed Administrative Expense Claims shall receive Cash from the Debtors or the Liquidating Trust, as the case may be, in an amount equal to the Allowed Administrative Expense Claim as soon as practicable after the Effective Date as such Claims are reconciled; and (ii) each holder of an Allowed Priority Tax Claim will receive as soon as practicable after the Effective Date as such claims are reconciled, from the Liquidating Trust on account of such claim Cash, in an amount sufficient to render such Allowed Priority Tax Claim Unimpaired under Section 1124 of the Bankruptcy Code or (c) such other treatment agreed to by the holders of such Allowed Priority Tax Claim and the Debtors or Liquidating Trust, as the case may be.

                  All requests for payment of Administrative Expenses incurred up to and including the Confirmation Date (including requests for payment of all professional fees and expenses) must be filed within forty-five (45) days of the Confirmation Date in accordance with any procedures set forth in the Confirmation Order. The Debtors shall mail notices to creditors within ten (10) business days of the Confirmation Date by first class mail. All holders of Administrative Expenses incurred up to and including the Confirmation Date that do not file a request for payment pursuant to the Confirmation Order within forty-five (45) days of the mailing of the notice of the Confirmation Date will forever be barred and enjoined from seeking any payment on account of their Administrative Expense Claim.

                  2.       OTHER SECURED CLAIMS AND AD VALOREM TAX CLAIMS

                  The Plan provides that as soon as practicable after the later of (i) the Effective Date, or (ii) the date such Other Secured Claim has been resolved by a Final Order of the Bankruptcy Court, at the sole election of the Liquidating Trustee, each holder of an Allowed

Other Secured Claim shall be: (a) paid in full in Cash in an amount equal to the Allowed amount of such Secured Claim; (b) satisfied by returning to the Holder of such Secured Claim the Collateral securing such Allowed Secured Claim; (c) paid and/or satisfied through any combination of subparagraphs (a) and (b) of
Section 2.2 of the Plan; or (d) treated as may otherwise be agreed upon by the Holder of such Secured Claim and the Liquidating Trustee. The Plan further provides that as soon as practicable after the later of (i) the Effective Date, or (ii) the date such Ad Valorem Tax Claim has been resolved by a Final Order of the Bankruptcy Court, each holder of an Allowed Ad Valorem Tax Claim shall receive payment in full from the Ad Valorem Tax Escrow established pursuant to the Sale Order; provided, however, that in the event that the amounts in the Ad Valorem Tax Escrow are insufficient to pay any Allowed Ad Valorem Tax Claim, the Liquidating Trust shall pay to the holder of the Allowed Ad Valorem Tax Claim an amount equal to such insufficiency as soon as practicable after the Effective Date as such Claims are reconciled.

                  3. GENERAL UNSECURED CLAIMS, INTERCOMPANY ANC CLAIMS AND ANC COMMON STOCK INTERESTS

                  To allow the Debtors to complete a liquidation in the manner that will maximize values, the Debtors are soliciting acceptances of the Plan from holders of General Unsecured Claims. Holders of Intercompany ANC Claims and ANC Common Stock Interests do not receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, the holders of Intercompany ANC Claims and ANC Common Stock Interests are deemed not to have accepted the Plan, and the acceptance of such holders will not be solicited. The Debtors presently intend to seek confirmation of the Plan and to cause the Effective Date to occur as soon as practicable. There can be no assurance, however, as to when the Effective Date will actually occur. Procedures for the distribution of Cash pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by holders of Claims in certain Classes and that could affect the amount of distributions ultimately received by such holders, are described in "PROVISIONS COVERING DISTRIBUTIONS" in Section V.F, herein.

                  The Debtors and the Committee believe that the Plan provides the best possible treatment for all Classes of Claims. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court. The "cramdown" provisions of section 1129(b) of the Bankruptcy Code, for example, permit confirmation of a chapter 11 plan of reorganization in certain circumstances even if the plan is not accepted by all impaired classes of claims and interests. See Section X herein, entitled "VOTING AND CONFIRMATION OF THE PLAN."

                  If the Debtors are unable to solicit acceptances from all Impaired Classes of Claims and Interests, the Debtors will request that the Bankruptcy Court confirm the Plan under Bankruptcy Code section 1129(b). Section 1129(b) will permit confirmation of the Plan despite rejection by one or more Impaired Classes if the Bankruptcy Court finds that the Plan "does not discriminate unfairly" and is "fair and equitable" as to the rejecting Class or Classes. Classes 3 and 4 are Impaired and will not receive or retain any property under the Plan. Because Class 3 and Class 4 are deemed not to have accepted the Plan, the Debtors will request that the Bankruptcy Court find that the Plan is fair and equitable and does not discriminate unfairly as to Class 3 and Class 4 (and any other Class that fails to accept the Plan). As noted above, the Bankruptcy Court may confirm the Plan under Bankruptcy Code section 1129(b) if the Plan is fair and equitable as to the rejecting classes. A plan is fair and equitable to the dissenting class or classes if the holder of any claim or interest junior to the claims or interests of such class will not receive or retain under the plan on account of such junior claim or interest any property.

                  For a more detailed description of the requirements for acceptance of the Plan and of the criteria for confirmation notwithstanding rejection by certain Classes, see Section VIII herein, entitled "REQUIREMENTS FOR CONFIRMATION OF PLAN."

C.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

                  Section 1123 of the Bankruptcy Code requires that, for purposes of treatment and voting, a chapter 11 plan should divide the different claims against, and equity interests in, the debtor into separate classes based upon their legal nature. In accordance with section 1123 of the Bankruptcy Code, claims of a substantially similar legal nature are usually classified together, as are equity interests which give rise to the same legal rights; the "claims" and "equity interests" themselves, rather than their holders, are classified.

                  Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as "impaired" or "unimpaired" by the plan. If a class of claims is "impaired," the Bankruptcy Code affords certain rights to the holders of such claims, such as the right to vote on the plan (unless the plan provides for no distribution to the holders, in which case, the holder is deemed to reject the plan), and the right to receive under the chapter 11 plan property of a value that is not less than the value the holder would receive if the debtor were liquidated under chapter 7. Under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" unless the plan
(i) does not alter the legal, equitable, or contractual rights of the holders or
(ii) irrespective of the holders' acceleration rights, cures all defaults (other than those arising from the debtor's insolvency, the commencement of the case, or nonperformance of a nonmonetary obligation), reinstates the maturity of the claims or interests in the class, compensates the holders for actual damages incurred as a result of their reasonable reliance upon any acceleration rights, and does not otherwise alter their legal, equitable, or contractual rights. Typically, this means the holder of an unimpaired claim will receive on the later of the effective date or the date on which amounts owing are due and payable, payment in full, in cash, with post-petition interest to the extent appropriate and provided under the governing agreement (or if there is no agreement, under applicable nonbankruptcy law), and the remainder of the debtor's obligations, if any, will be performed as they come due in accordance with their terms. Thus, other than its right to accelerate the debtor's obligations, the holder of an unimpaired claim will be placed in the position it would have been in had the debtor's case not been commenced.

                  As discussed above, section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Interests into four Classes and sets forth the treatment for each Class. In accordance with section 1123(a), Administrative Expenses, Priority

Tax Claims, Other Secured Claims and Ad Valorem Tax Claims have not been classified. The Debtors also are required, as discussed above, under section 1122 of the Bankruptcy Code, to classify Claims and Interests into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, but it is possible that a holder of a Claim or Interest may challenge the classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan. Furthermore, a reclassification of a Claim or Interest after solicitation of acceptances of the Plan could necessitate a resolicitation of acceptances of the Plan.

                  The classification of Claims and Interests and the nature of distributions to holders of Impaired Claims or Impaired Interests in each Class are summarized below.

                  1.       UNCLASSIFIED CLAIMS

                  The Bankruptcy Code does not require classification of certain priority claims against a debtor. In these Chapter 11 Cases, these unclassified claims include Administrative Expenses, Priority Tax Claims, Other Secured Claims and Ad Valorem Tax Claims. All distributions referred to below that are scheduled for the Effective Date will be made on the Effective Date or as soon as practicable thereafter.

                           (a)      Administrative Expenses

                  Administrative Expenses are the actual and necessary costs and expenses of the Debtors' Chapter 11 Cases that are allowed under Sections 503(b) of the Bankruptcy Code. Those expenses will include post petition salaries and other employee benefits, post-petition rents, amounts owed to vendors providing goods and services to the Debtors during the Chapter 11 Cases, tax obligations incurred after the Filing Date, and certain statutory fees and charges assessed under Section 1930 of Title 28 of the United States Code. Other Administrative Expenses include the actual, reasonable fees and expenses incurred during the Chapter 11 Cases of the Debtors' professionals and the professionals retained by the Committee and any other official committees appointed in the Chapter 11 Cases.

                  The Plan provides that, except to the extent that any Entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, all Administrative Expense Claims shall be reconciled and all Allowed Administrative Expense Claims shall receive Cash from the Debtors or the Liquidating Trust, as the case may be, in an amount equal to the Allowed Administrative Expense Claim as soon as practicable after the Effective Date as such Claims are reconciled.

                  All requests for payment of Administrative Expenses incurred up to and including the Confirmation Date (including requests for payment of all professional fees and expenses) must be filed within forty-five (45) days of the Confirmation Date in accordance with any procedures set forth in the Confirmation Order. The Debtors shall mail notices to creditors within ten (10) business days of the Confirmation Date by first class mail. All holders of Administrative Expenses incurred up to and including the Confirmation Date that do not file a request for payment pursuant to the Confirmation Order within forty-five (45) days of the mailing of the notice of the Confirmation Date will forever be barred and enjoined from seeking any payment on account of their Administrative Expense Claim.

                           (b)      Priority Tax Claims

                  Priority Tax Claims consist of unsecured claims by federal, state and local governmental units for taxes specified in section 507(a)(8) of the Bankruptcy Code, such as certain income taxes, property taxes, and excise taxes. These unsecured claims are given a statutory priority in right of payment.

                  The Plan provides that, with respect to each Allowed Priority Tax Claim, as soon as practicable after the Effective Date (taking into account all circumstances) as such Claims are reconciled, each holder of an Allowed Priority Tax Claim shall be entitled to receive from the Liquidating Trust, Cash, in an amount sufficient to render such Allowed Priority Tax Claim Unimpaired under section 1124 of the Bankruptcy Code or such other treatment as to which the Debtors, the Liquidating Trust and such holder shall have agreed upon in writing. Notwithstanding the forgoing, and to the extent that there are funds available to the Liquidating Trust to make distributions to Allowed Priority Tax Claims on the Effective Date, the Liquidating Trust may make interim distributions to Allowed Priority Tax Claims pursuant to Section 9.3 of the Plan.

                  The distributions provided for holders of Allowed Priority Tax Claims are in full settlement, release and discharge of all Priority Tax Claims.

                           (c)      Other Secured Claims

                  The Plan provides that as soon as practicable after the Effective Date as such Other Secured Claims are reconciled, at the sole election of the Liquidating Trustee, each holder of an Allowed Other Secured Claim shall be: (a) paid in full in Cash in an amount equal to the Allowed amount of such Secured Claim; (b) satisfied by returning to the Holder of such Secured Claim the Collateral securing such Allowed Secured Claim; (c) paid and/or satisfied through any combination of subparagraphs (a) and (b) of this Section 2.2 of the Plan; or (d) treated as may otherwise be agreed upon by the Holder of such Secured Claim and the Liquidating Trustee.

                  The distributions provided for holders of Allowed Other Secured Claims are in full settlement, release and discharge of all Other Secured Claims.

                           (d)      Ad Valorem Tax Claims

                  The Plan provides that as soon as practicable after the Effective Date as such other Ad Valorem Tax Claims are reconciled, each holder of an Allowed Ad Valorem Tax Claim shall receive payment in full from the Ad Valorem Tax Escrow established pursuant to the Sale Order; provided, however, that in the event that the amounts in the Ad Valorem Tax Escrow are insufficient to pay any Allowed Ad Valorem Tax Claim, the Liquidating Trust shall pay to the holder of the Allowed Ad Valorem Tax Claim an amount equal to such insufficiency as soon as practicable after the Effective Date as such Claims are reconciled.

                  The distributions provided for holders of Allowed Ad Valorem Tax Claims are in full settlement, release and discharge of all Ad Valorem Tax Claims.

                  2.       CLASSIFIED CLAIMS AND INTERESTS

                           (a)      Class 1-Other Priority Claims

                  Class 1 Claims are Unimpaired. Class 1 consists of all Allowed Other Priority Claims. An Other Priority Claim is a Claim against the Debtors for an amount entitled to priority under section 507(a) of the Bankruptcy Code, and does not include any Administrative Expense, Priority Tax, Other Secured or Ad Valorem Tax Claims. These Other Priority Claims include, among others: (i) unsecured Claims for accrued employee compensation earned within 90 days prior to the Filing Date, to the extent of $4,650 per employee; and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the Filing Date, but only for such plans to the extent of (a) the number of employees covered by such plans multiplied by $4,650, less (b) the aggregate amount paid to such employees under section 507(a)(3) of the Bankruptcy Code, plus the aggregate amount paid by the estate on behalf of such employees to any other employee benefit plan.

                  The Plan provides that, as soon as practicable after the Effective Date as such Claims are reconciled, each holder of an Allowed Other Priority Claim shall be entitled to receive from the Liquidating Trust, Cash, in an amount sufficient to render such Allowed Other Priority Claim Unimpaired under section 1124 of the Bankruptcy Code or such other treatment as to which the Debtors, the Liquidating Trust and such holder shall have agreed upon in writing. Notwithstanding the forgoing, and to the extent that there are funds available to the Liquidating Trust to make distributions to Allowed Other Priority Claims on the Effective Date, the Liquidating Trust may make interim distributions to Allowed Other Priority Claims pursuant to Section 9.3 of the Plan.

                  The distributions provided for each holder of an Allowed Other Priority Claim are in full settlement, release and discharge of such holders' Other Priority Claim.

                           (b)      Class 2-General Unsecured Claims

                  Class 2 Claims are Impaired. Class 2 consists of all General Unsecured Claims. General Unsecured Claims are all Claims other than a Priority Claim, a Priority Tax Claim, an Other Secured Claim, an Ad Valorem Tax Claim, an Administrative Expense or an Intercompany Claim against ANC.

                  The Plan provides that as soon as practicable after (i) the Effective Date, (ii) the date of receipt by the Liquidating Trust of sufficient funds to allow for distributions to be made, and (iii) the date on which all Priority Claims have either been Disallowed or Allowed and paid in full or the date on which the Disputed Priority Claims Reserve Trust has been funded with an amount of Cash sufficient to pay all Disputed Priority Claims in full, each holder of an Allowed General Unsecured Claim shall receive a Pro Rata Share distribution of all funds available to the Liquidating Trust or such other treatment as to which the Debtors and the Committee, or the Liquidating Trust, and such holder shall have agreed upon in writing. Notwithstanding the forgoing, and to the extent that there are funds available to the Liquidating Trust after payment of all Priority Tax and Other Priority Claims, the Liquidating Trust may make interim distributions to Allowed General Unsecured Claims pursuant to
Section 9.3 of the Plan.

                  The distributions provided to holders of Allowed General Unsecured Claims are in full settlement, release and discharge of such holders' General Unsecured Claim and all other Claims, if any, of such holders directly or indirectly related to or arising out of the transactions, agreements, or Instruments upon which such General Unsecured Claim is based.

                           (c)      Class 3-Holders of Intercompany ANC Claims

                  Class 3 Claims are Impaired. Class 3 consists of all Intercompany ANC Claims. Intercompany ANC Claims are any Claims, whether secured or unsecured, of an ANC Affiliate against one another, or against ANC (or that ANC may hold against such Affiliate), including, without limitation, Claims arising as a result of advances made (x) by ANC to an ANC Affiliate or (y) by an ANC Affiliate to ANC or (z) by one ANC Affiliate to another ANC Affiliate, as the case may be.

                  Under the Plan, on or prior to the Effective Date, all Intercompany ANC Claims, with the exception of the German Intercompany ANC Claims, will be Extinguished and no distributions from the Liquidating Trust will be made in respect of such Intercompany ANC Claims. Under section 1126(g) of the Bankruptcy Code, the holders of such Intercompany ANC Claims are deemed not to have accepted the Plan, and the acceptance of such holders will not be solicited.

                           (d)      Class 4-Holders of ANC Common Stock
                                    Interests

                  Class 4 Interests are Impaired. Class 4 consists of all ANC Common Stock Interests. ANC Common Stock Interests are any Interests evidenced by ANC Common Stock or any Claim, if any, relating to ANC Common Stock that is subordinated under section 510(b) of the Bankruptcy Code and any other Interest, including without limitation, any other capital stock of ANC, and all issued, outstanding and unexpired options, warrants, conversion rights, principal or other legal or contractual rights to acquire ANC Common Stock or any other Interest.

                  Under the Plan, on the Effective Date, all ANC Common Stock Interests will be extinguished and no distributions will be made in respect of such ANC Common Stock Interests. Allowed ANC Common Stock Interests are Impaired under the Plan and do not receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, the holders of such

ANC Common Stock Interests are deemed not to have accepted the Plan, and the acceptance of such holders will not be solicited.

D.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  1.       GENERALLY

                  Under section 365 of the Bankruptcy Code, the Debtors have the right, subject to Bankruptcy Court approval, to assume or reject executory contracts or unexpired leases. If an executory contract or unexpired lease entered into before the Filing Date is rejected by the Debtors, it will be treated as if the Debtors breached such contract or lease on the date immediately preceding the Filing Date, and the other party to the agreement may assert a General Unsecured Claim for damages incurred as a result of the rejection. In the case of rejection of real property leases and employment agreements, damages are subject to certain limitations imposed by sections 365 and 502 of the Bankruptcy Code. Under section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages resulting from the termination by the Debtors of a lease for real property pursuant to section 365 of the Bankruptcy Code may be allowed except to the extent that such claim exceeds (A) the rent reserved by such lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of (i) the Filing Date; and (ii) the date on which such lessor repossessed, or the lessee surrendered, the leased property; plus (B) any unpaid rent due under such lease, without acceleration, on the earlier of such dates. Under section 502(b)(7) of the Bankruptcy Code, the claim of an employee of the Debtors for damages resulting from the termination by the Debtors of an employment contract pursuant to section 365 of the Bankruptcy Code may be allowed except to the extent that such claim exceeds (A) the compensation provided by such contract, without acceleration, for one year following the earlier of (i) the Filing Date; or (ii) the date on which the Debtors directed the employee to terminate, or such employee terminated, performance under such contract; plus (B) any unpaid compensation due under such contract, without acceleration, on the earlier of such dates.

                  2.       REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Any executory contracts or unexpired leases which have not expired by their own terms on or prior to the Confirmation Date, which have not been assumed, assumed and assigned, or rejected with the approval of the Bankruptcy Court, or which the Debtors have obtained the authority to reject but have not rejected as of the Confirmation Date, or which are not the subject of a motion to assume the same pending as of the Confirmation Date, shall be deemed rejected by the Debtors on the Confirmation Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

                  3.       BAR DATE FOR REJECTION DAMAGE CLAIMS

                  Pursuant to the Plan, and unless otherwise provided by an order of the Bankruptcy Court entered prior to the Confirmation Date, a proof of Claim with respect to any Claim against the Debtors arising from the rejection of any executory contract or unexpired lease pursuant to an order of the Bankruptcy Court must be filed with the Bankruptcy Court within (a) the time period established by the Bankruptcy Court in an order of the Bankruptcy Court approving such rejection, or (b) if no such time period is or was established, thirty (30) days from the date of entry of such order of the Bankruptcy Court approving such rejection. Any Entity that fails to file a proof of Claim with respect to its Claim arising from such a rejection within the periods set forth above shall be forever barred from asserting a Claim against the Debtors or the property or interests in property of the Debtors or the Liquidating Trust. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be classified as General Unsecured Claims (Class 2) under the Plan, as appropriate.

E.       IMPLEMENTATION OF THE PLAN

                  This section describes the procedures to be followed for purposes of implementing the Plan. Confirmation of the Plan (subject to the occurrence of the Effective Date) shall be binding, and the Debtors' debts shall, without in any way limiting Section 12.1 of the Plan, be discharged, as provided in section 1141 of the Bankruptcy Code.

                  1.       THE LIQUIDATING TRUST; DUTIES OF THE LIQUIDATING
                           TRUSTEE

                           (a)      Incorporation of the Liquidating Trust
                                    Agreement

                  The Liquidating Trust Agreement is incorporated into the Plan in full and is made a part of the Plan as if set forth therein.

                           (b) Establishment and Administration of the Liquidating Trust

                                    (i)      On the Confirmation Date, the
                                             Liquidating Trust shall be
                                             established according to the
                                             Liquidating Trust Agreement. Upon
                                             execution and delivery of the
                                             Liquidating Trust Agreement, the
                                             Liquidating Trustee shall be
                                             authorized to take all other steps
                                             necessary to complete the formation
                                             of the Liquidating Trust; provided
                                             that prior to the Confirmation
                                             Date, the Debtors or the
                                             Liquidating Trustee, as applicable,
                                             may act as organizers of the
                                             Liquidating Trust and take such
                                             steps in furtherance thereof as may
                                             be necessary, useful or appropriate
                                             under applicable law to ensure that
                                             the Liquidating Trust shall be
                                             formed and in existence as of the
                                             Confirmation Date. Upon the
                                             Confirmation Date and prior to the
                                             Effective Date, the Liquidating
                                             Trust shall have the authority to
                                             dissolve the Debtor corporations.
                                             The Liquidating Trust shall be
                                             administered by the Liquidating
                                             Trustee. The Committee currently
                                             contemplates that Denis O'Connor, a
                                             senior managing director with FTI
                                             Consulting, will serve as the
                                             Liquidating Trustee.

                                    (ii)     It is intended that the Liquidating
                                             Trust be classified for federal
                                             income tax purposes as a
                                             "liquidating trust" within the
                                             meaning of Treasury Regulations
                                             Section 301.7701-4(d) and as a
                                             "grantor trust" within the meaning
                                             of Sections 671 through 679 of the
                                             Internal Revenue Code. In
                                             furtherance of this objective, the
                                             Liquidating Trustee shall, in its
                                             business judgment, make continuing
                                             best efforts not to unduly prolong
                                             the duration of the Liquidating
                                             Trust. All assets held by the
                                             Liquidating Trust on the Effective
                                             Date shall be deemed for federal
                                             income tax purposes to have been
                                             distributed by the Debtors pro rata
                                             to holders of Allowed Priority
                                             Claims and Allowed General
                                             Unsecured Claims and then
                                             contributed by such holders to the
                                             Liquidating Trust in exchange for
                                             beneficial interests in the
                                             Liquidating Trust. All holders have
                                             agreed to use the valuation of the
                                             assets transferred to the
                                             Liquidating Trust as established by
                                             the Liquidating Trustee for all
                                             federal income tax purposes. All of
                                             the Liquidating Trust's trust
                                             income will be treated as subject
                                             to tax on a current basis. The
                                             Beneficiaries will be treated as
                                             the deemed owners of the
                                             Liquidating Trust. The Liquidating
                                             Trust will be responsible for
                                             filing information returns on
                                             behalf of the Liquidating Trust as
                                             a grantor trust pursuant to
                                             Treasure Regulation Section
                                             1.671-4(a). Subject to issuance of
                                             definitive guidance to the
                                             contrary, the Liquidating Trustee
                                             will treat each of the Disputed
                                             Claims Reserve Trusts as a discrete
                                             trust, subject to a separate
                                             entity-level tax.

                           (c)      Assets of the Liquidating Trust

                  On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors will transfer and assign to the Liquidating Trust all property and assets of the Debtors that have neither been abandoned nor sold under the Asset Purchase Agreement, including without limitation, all Cash and Cash equivalents, the AutoNation Settlement Proceeds, all Debtor Claims not assigned under the Asset Purchase Agreement to Vanguard Car Rental USA Inc., all rights of the Debtors to their portion of the Avis/Hertz Claims, all rights of the Debtors to the Business Interruption Insurance Claim(5) and any other remaining assets of the Debtors, with the exception of the stock of the Non-Acquired Foreign Subsidiaries. Additionally, any checks of

------------------

(5) Notwithstanding anything contained herein or in the Plan to the contrary, this provision shall not be read to cause or create an assignment of any insurance policy to the Liquidating Trust to the extent that such assignment would cause abrogation of any insurance coverage rights thereunder.

the Debtors that remain uncashed six (6) months after the Confirmation Date shall revert to the Liquidating Trust. The Liquidating Trust will hold and administer the following assets: (i) the Expense Reserve Account; (ii) the Distribution Reserve Account; (iii) all Debtor Claims, if any; and (iv) any other Assets of the Debtors that are neither abandoned nor distributed on the Effective Date. The Liquidating Trust will also hold and administer the Unclaimed Distributions Reserve, and the Liquidating Trustee shall administer the Disputed Claims Reserve Trusts. Any remaining office equipment, supplies, leases, etc., of the Liquidating Trust shall be sold by the Liquidating Trustee for Cash or cash equivalents.

                           (d)      Expense Reserve Account

                  On the Confirmation Date, or as soon as reasonably practicable thereafter, the Liquidating Trust will establish the Expense Reserve Account, to be funded initially with $250,000 (which Lehman has agreed to pay in accordance with the "third party release issue") transferred by the Debtors to the Liquidating Trust. On the Effective Date, or as soon as reasonably practicable thereafter, the Liquidating Trust will deposit in the Expense Reserve Account sufficient funds from the Distribution Reserve Account to pay all accrued and projected expenses and costs (including, without limitation, the Wind-Up Reserve or any Administrative Expenses that may remain or that may be incurred by the Liquidating Trust up to the Effective Date) of the Liquidating Trust to be incurred through the Termination Date. All funds or other property that are reallocated by either of the Disputed Claims Reserve Trusts to the Liquidating Trust shall (a) to the extent that there are insufficient funds in the Expense Reserve Account to pay the fees and expenses of the Liquidating Trust, be used to pay the fees and expenses of the Liquidating Trust as and to the extent set forth in the Plan and the Liquidating Trust Agreement, and (b) thereafter be distributed by the Liquidating Trust in accordance with the provisions of the Plan.

                           (e)      Secured Claims Reserve Account

                  On the Effective Date, or as soon as reasonably practicable thereafter, the Liquidating Trust will establish the Secured Claims Reserve Account.

                           (f)      Interests in the Liquidating Trust

                                    (i)      Priority Claims and Class 1
                                             Interests: On the Effective Date,
                                             each holder of an Allowed Priority
                                             Claim shall, by operation of the
                                             Plan, receive an uncertificated
                                             Class 1 Interest in the Liquidating
                                             Trust. Class 1 Interests reserved
                                             for Disputed Priority Clams shall
                                             be issued by the Liquidating Trust
                                             to, and held by the Liquidating
                                             Trustee, in the Disputed Priority
                                             Claims Reserve Trust pending
                                             allowance or disallowance of such
                                             Claims.

                                    (ii)     General Unsecured Claim Interests:
                                             On the Effective Date, each holder
                                             of an Allowed Class 2 General
                                             Unsecured Claim shall, by operation
                                             of the Plan, receive an
                                             uncertificated Class 2 Interest in
                                             the Liquidating Trust. Class 2
                                             Interests reserved for Disputed
                                             General Unsecured Claims shall be
                                             issued by the Liquidating Trust to,
                                             and held by the Liquidating Trustee
                                             in, the Disputed General Unsecured
                                             Claims Reserve Trust pending
                                             allowance or disallowance of such
                                             Claims.

                                    (iii)    No other entity, including without
                                             limitation the Debtors, shall have
                                             any interest, legal, beneficial, or
                                             otherwise, in the Liquidating Trust
                                             or its assets or Causes of Action
                                             or Debtor Claims upon their
                                             assignment and Transfer to the
                                             Liquidating Trust.

                  2. INITIAL DISTRIBUTION OF ASSETS AND CREATION OF RESERVES AND ACCOUNTS

                  As soon as reasonably practicable after the Effective Date, the Liquidating Trustee shall:

                           (a)      either (i) pay in full in Cash the Allowed
amount of a Secured Claim, (b) satisfy by returning to the Holder of a Secured Claim the Collateral securing such Allowed Secured Claim, (c) pay and/or satisfy through any combination of subparagraphs (a) and (b) of Section 2.2 of the Plan, or (d) treat the Claim as may otherwise be agreed upon by the Holder of such Secured Claim and the Liquidating Trustee;

                           (b)      pay in full all Allowed Ad Valorem Tax
Claims from the Ad Valorem Tax Escrow established pursuant to the Sale Order; provided; however, in the event that the Ad Valorem Tax Escrow is insufficient to pay any Allowed Ad Valorem Tax Claim in full, the Liquidating Trustee shall pay to the holder of the Allowed Ad Valorem Tax Claim an amount equal to such insufficiency;

                           (c)      pay in full all Allowed Priority Claims, if
sufficient funds exist to make such distributions as is economically practicable in the judgment of the Liquidating Trustee;

                           (d)      transfer a Pro Rata Share of Cash to the
Disputed Priority Claims Reserve Trust for the account of each holder of a Disputed Priority Claim;

                           (e)      pay each Disputed Priority Claim from the
Disputed Priority Claims Reserve Trust on the last Business Day of the first month following the end of the fiscal quarter in which, and to the extent, such Claim becomes an Allowed Claim, if sufficient funds exist to make such distribution economically practicable in the judgment of the Liquidating Trustee;

                           (f)      retransfer, when all Disputed Priority
Claims have been either Allowed and paid, disallowed, or withdrawn, to the Distribution Reserve Account any Remaining Funds from the Disputed Priority Claims Reserve Trust; and

                           (g)      distribute all Cash that is not payable to
or reserved for the Expense Reserve Account, or any other payments required under the Plan to be made or reserved by the Liquidating Trustee, as follows:

                                    (i)      distribute a Pro Rata Share of such
                                             Cash to each holder of an Allowed
                                             General Unsecured Claim; and

                                    (ii)     transfer a Pro Rata Share of Cash
                                             to the Liquidating Trustee which
                                             shall deposit such Pro Rata Share
                                             in the Disputed General Unsecured
                                             Claims Reserve Trust for the
                                             account of each holder of a
                                             Disputed General Unsecured Claim.

                  3. INTERIM AND FINAL DISTRIBUTIONS TO PRIORITY CLAIMANTS AND GENERAL UNSECURED CREDITORS FROM THE LIQUIDATING TRUST

                           (a)      Class 1 Interim Distributions. The
Liquidating Trustee shall make interim distributions of Cash from the Distribution Reserve Account to holders of Allowed Priority Claims and to the Disputed Priority Claims Reserve Trust on the last Business Day of the first month following the end of each fiscal quarter, if sufficient funds exist to make such distribution economically practicable in the judgment of the Liquidating Trustee. In addition, to the extent that 43% of the amount of taxable income allocated to the holders of Allowed Priority Claims (and, in respect of Disputed Priority Claims, the Disputed Priority Claims Reserve Trust) for any taxable year of the Liquidating Trust exceeds the amount distributable from the Liquidating Trust to such holders in respect of such taxable year, the Liquidating Trustee shall, subject to Section 9.4 of Plan, make an interim distribution of Cash to such holders from the Distribution Reserve Account (and, if the amount of Cash held in the Distribution Reserve Account is insufficient for such purpose, from other income, if any, allocated for tax purposes to holders of Allowed Priority Claims under the Plan) in an amount equal to such excess, with such distributions treated as an advance of (and shall be applied against) future distributions of the Liquidating Trust to such holders, again, if sufficient funds exist to make such distribution economically practicable, in the judgment of the Liquidating Trustee.

                           (b)      Class 2 Interim Distributions. When all
Disputed Priority Claims have been either Allowed and paid, disallowed, or withdrawn, or if the Disputed Priority Claims Reserve Trust is funded with an amount of Cash sufficient to pay all Disputed Priority Claims in full, the Liquidating Trustee shall make interim distributions of Cash from the Distribution Reserve Account to holders of Allowed General Unsecured Claims and to the Disputed General Unsecured Claims Reserve Trust on the last Business Day of the first month following the end of each fiscal quarter, if sufficient funds exist to make such distribution economically practicable in the judgment of the Liquidating Trustee. In addition, to the extent that 43% of the amount of taxable income allocated to the holders of Allowed General Unsecured Claims (and, in respect of Disputed General Unsecured Claims, the Disputed General Unsecured Claims Reserve Trust) for any taxable year of the Liquidating Trust exceeds the amount distributable from the Liquidating Trust to such holders in respect of such taxable year, the Liquidating Trustee shall, subject to Section
9.4 of the Plan, make an interim distribution of Cash to such holders from the Distribution Reserve Account (and, if the amount of Cash held in the Distribution Reserve

Account is insufficient for such purpose, from other income, if any, allocated for tax purposes to holders of Allowed General Unsecured Claims under the Plan) in an amount equal to such excess, with such distributions treated as an advance of (and shall be applied against) future distributions of the Liquidating Trust to such holders, again, if sufficient funds exist to make such distribution economically practicable, in the judgment of the Liquidating Trustee.

                           (c)      Interim Distributions from Expense Reserve
Account. Subject to the terms and provisions of the Liquidating Trust Agreement, the Liquidating Trustee may, in its discretion, transfer Cash from the Expense Reserve Account to the Distribution Reserve Account for interim distributions in accordance with the provisions of Section 9.3(a) and (b), to the extent that the amount of Cash held in the Expense Reserve Account exceeds the amount that the Liquidating Trustee determines should be retained for purposes of paying the fees and expenses of the Liquidating Trust or any unpaid Administrative Expenses that remain or that were incurred by the Liquidating Trust up to the Effective Date.

                           (d)      Interim Distributions from Disputed Secured
Claims Account. Subject to the terms and provisions of the Liquidating Trust Agreement, the Liquidating Trustee may, in its discretion, transfer Cash from the Disputed Secured Claims Account to the Distribution Reserve Account for interim distributions in accordance with the provisions of Section 9.3(a) and
(b), to the extent that the amount of Cash held in the Disputed Secured Claims Account exceeds the amount that the Liquidating Trustee determines should be retained for purposes of paying unpaid Secured Claims that remain unpaid.

                           (e)      Final Distribution. The Liquidating Trust
shall be dissolved and its affairs wound up and the Liquidating Trustee shall make the Final Distribution upon the earlier of (i) the date which is 5 years after the Effective Date, and (ii) that date when, (A) in the reasonable judgment of the Liquidating Trustee, substantially all of the assets of the Liquidating Trust have been liquidated and there are no substantial potential sources of additional Cash for distribution; (B) there remain no substantial Disputed Claims; and (C) the Liquidating Trustee is in a position to make the Final Distribution in accordance with applicable law. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Liquidating Trust for one or more finite terms based upon the particular facts and circumstances at that time, if an extension is necessary to the liquidating purpose of the Liquidating Trust. The date on which the Final Distribution is made is referred to as the "Termination Date." The Liquidating Trustee shall provide at least thirty (30) days prior notice of the Termination Date to holders of all Claims, except to the extent such Claims have been disallowed, withdrawn, paid or satisfied in full as of the time such notice is provided.

                           (ii) On the Termination Date, the Liquidating Trustee shall

                                    (A)      distribute Cash from the Expense
                                             Reserve Account to holders of all
                                             unpaid Administrative Expenses, if
                                             any;

                                    (B)      establish the Wind-Up Reserve with
                                             funds from the Expense Reserve
                                             Account;

                                    (C)      transfer the Expense Reserve
                                             Account residual, including Cash
                                             remaining as a result of undrawn
                                             checks written by the Debtors or
                                             the Liquidating Trust, to the
                                             Distribution Reserve Account;

                                    (D)      transfer Cash remaining in the
                                             Disputed Secured Claims Account (i)
                                             to all unpaid Secured Claims; and
                                             (ii) to the Distribution Reserve
                                             Account;

                                    (E)      distribute all Cash held in the
                                             Distribution Reserve Account to the
                                             holders of Allowed Priority Claims
                                             and if sufficient funds are
                                             available, to the holders of
                                             Allowed General Unsecured Claims;

                                    (F)      distribute any other Final
                                             Distribution Assets to holders of
                                             Allowed Claims in accordance with
                                             their interests as specified in the
                                             Plan; and

                                    (G)      promptly thereafter, request the
                                             Bankruptcy Court to enter an order
                                             closing the Chapter 11 Cases.

                           (iii) Remaining Funds. All funds withheld from the Final Distribution pursuant to Section 9.4 of the Plan and any funds remaining in the Wind-Up Reserve after the Liquidating Trustee has performed all of his responsibilities under the Plan shall be paid or distributed as determined in accordance with the Liquidating Trust Agreement; provided, however, that the Liquidating Trustee shall not be required to make de minimis distributions as described in Section 9.4 of the Plan. The Liquidating Trustee shall be entitled to deduct from any such supplemental distribution his fees and expenses for making such supplemental distribution.

                  4.       DE MINIMIS DISTRIBUTIONS

                  Any other provision of the Plan notwithstanding, the Liquidating Trustee shall not be required to make interim distributions to each claimant in an amount less than $30.00 or final distributions to each claimant in an amount less than $300.00. Cash allocated to an Allowed Claim but withheld from an interim distribution pursuant to this subsection shall be held by the Liquidating Trustee for the account of and future distribution to the holder of such Allowed Claim. Cash allocated to an Allowed Claim but withheld from the Final Distribution pursuant to this subsection shall be distributed as provided in Section 9.3(d)(ii) of the Plan and the holder of such Allowed Claim shall have no further interest therein or rights with respect thereto.

                  5.       RELEASE OF NON-DEBTOR PARTIES

                           (a)      RELEASE OF CLAIMS

                  AS OF THE EFFECTIVE DATE, THE RELEASED PARTIES, THEIR OFFICERS, DIRECTORS, AGENTS, ADVISORS AND OTHER RETAINED PROFESSIONALS, SHALL BE DEEMED TO HAVE BEEN RELEASED AND DISCHARGED BY (i) THE DEBTORS' ESTATES AND THE LIQUIDATING TRUSTEE, AND (ii) ANY HOLDER OF A CLAIM OR INTEREST OR ANY OTHER PARTY IN INTEREST OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES, OR ANY OF THEIR SUCCESSORS OR ASSIGNS (ALL SUCH HOLDERS AND OTHER PARTIES LISTED IN SECTION 9.5(a)(ii) OF THE PLAN, THE "RELEASOR PARTIES"), FROM ANY AND ALL CLAIMS, CAUSES OF ACTION AND/OR AVOIDANCE ACTIONS ARISING OUT OF OR BASED UPON THEIR SERVICE IN ANY SUCH CAPACITY OR ANY TRANSACTION, EVENT, CIRCUMSTANCE OR OTHER MATTER INVOLVING OR RELATING TO THE DEBTORS OR THESE CHAPTER 11 CASES THAT OCCURRED ON OR BEFORE THE CONFIRMATION DATE; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO (I) RELEASE ANY SUCH PERSON FROM LIABILITY FOR ACTS OR OMISSIONS THAT ARE THE RESULT OF ACTUAL FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE; (II) PREVENT THE DEBTORS OR THE LIQUIDATING TRUSTEE FROM OBJECTING TO ANY CLAIM FILED BY ANY SUCH PERSON; OR (III) PRECLUDE POLICE, FEDERAL TAX, OR REGULATORY AGENCIES FROM FULFILLING THEIR STATUTORY DUTIES. THE RELEASOR PARTIES SHALL BE ENJOINED FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS OR ACT TO COLLECT, OFFSET OR RECOVER ANY CLAIMS, AVOIDANCE ACTIONS AND/OR CAUSES OF ACTION RELEASED AND DISCHARGED PURSUANT TO SECTION 9.5 OF THE PLAN; PROVIDED, HOWEVER, THAT THE INJUNCTION PROVIDED FOR IN THIS SECTION SHALL NOT (x) BAR ACTIONS BASED UPON LIABILITY FOR ACTS OR OMISSIONS THAT ARE THE RESULT OF ACTUAL FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR (y) PRECLUDE POLICE, FEDERAL TAX, OR REGULATORY AUTHORITIES FROM FULFILLING THEIR STATUTORY DUTIES. NOTWITHSTANDING ANYTHING IN SECTION 9.5 OF THE PLAN TO THE CONTRARY, AND/OR ANY SIMILAR PROVISIONS IN THE PLAN OR THE CONFIRMATION ORDER PROVIDING FOR THE RELEASE OR DISCHARGE OF NON-DEBTORS, OR AN INJUNCTION ON BEHALF OF NON-DEBTORS, SUCH RELEASE OR INJUNCTION SHALL NOT APPLY TO THE UNITED STATES OF AMERICA OR TO ANY AGENCY THEREOF. FURTHER, NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN, NOTHING IN THE PLAN SHALL BE DEEMED TO RELEASE OR AFFECT ANY AVOIDANCE ACTION COMMENCED AS OF THE CONFIRMATION DATE (OR ANY AMENDMENTS TO COMPLAINTS FILED IN THOSE ACTIONS AS APPROPRIATE UNDER THE BANKRUPTCY RULES)

                  NOTHING IN THIS PARAGRAPH SHALL LIMIT OR IMPAIR IN ANY WAY ANY RIGHTS OF THE HOLDERS OF CLAIMS REFERENCED IN PARAGRAPH (b) BELOW AND SECTION
9.6 OF THE PLAN.

                           (b)      Indemnification Obligations

                  Indemnification Claims based upon any act, conduct or omission to act arising out of or relating to any Indemnitee's service with, for or on behalf of the Debtors, before the Filing Date (the "Pre-Petition Indemnification Claims") shall be General Unsecured Claims (subject to Allowance by the Bankruptcy Court or as otherwise provided in this Plan and subject to all rights and defenses the Debtors and/or the Liquidating Trust may have) entitled to the treatment provided for such Claims in the Plan. Indemnification Claims based upon any act, conduct or omission to act arising out of or relating to any Indemnitee's service with, for or on behalf of the Debtors on or after the Filing Date (the "Post-Petition Indemnification Claims") shall be Administrative Claims (subject to Allowance by the Bankruptcy Court or as otherwise provided in this Plan and subject to all rights and defenses the Debtors and/or the Liquidating Trust may have) and, subject to the notice provisions of Section 9.6 of the Plan, shall remain in full force and effect on and after the Effective Date as rights against the Liquidating Trust. Indemnification Claims covered under the Debtors' D&O Insurance relating to any act, conduct or omission to act arising out of or relating to any Indemnitee's service with, for or on behalf of the Debtors before, on or after the Filing Date (the "D&O Indemnification Claims") shall remain in full force and effect on and after the Effective Date as rights against the issuers of the Debtors' D&O Insurance. The Pre-Petition, Post-Petition and D&O Indemnification Claims shall not be modified, reduced, discharged or otherwise affected in any way by the Chapter 11 Cases, except as specifically provided in the Plan. All claims against the Liquidating Trust with respect to Post-Petition Indemnification Claims or the D&O Indemnification Claims must be asserted in writing to the Liquidating Trustee at least five (5) Business Days prior to the Termination Date or be forever barred (as against the Liquidating Trust only). If any such claims are timely asserted, the Final Distribution shall not occur until all such timely asserted claims have been paid in full or disallowed pursuant to an order of the Bankruptcy Court. Timely claims based upon Post-Petition Indemnification Claims that remain after the Confirmation Date, shall be satisfied out of the Reserves established in the Liquidating Trust Agreement. To the extent an Indemnitee may have Pre-Petition or Post-Petition Indemnification Claims and D&O Indemnification Claims arising out of the same act, conduct or omission to act, nothing in this Section 9.6 of the Plan shall impair any right of such Indemnitee to pursue the Pre-Petition or Post-Petition Indemnification Claims prior to or instead of the D&O Indemnification Claims, or vice-versa; provided that, to the extent any amounts are actually paid by the Liquidating Trust to such Indemnitee in respect of such Pre-Petition or Post-Petition Indemnification Claims, such Indemnitee is hereby deemed to assign to the Liquidating Trust such Indemnitee's rights to recover such amounts from the issuers of the Debtors' D&O Insurance in respect of the D&O Indemnification Claims (with the Indemnitee retaining all rights to recover from such issuers in respect of such D&O Indemnification Claims for amounts in excess of the amounts actually paid by the Liquidating Trust to such Indemnitee).

                           (c)      Substantive Consolidation

                  The Plan contemplates and is predicated upon entry of the Confirmation Order effecting the substantive consolidation of the Chapter 11 Cases of the Subsidiary Debtors into a single Chapter 11 Case solely for the purposes of all actions associated with confirmation and consummation of the Plan.(6) On or prior to the Effective Date: (i) all Intercompany Claims, with the exception of the German Intercompany ANC Claims, shall be Extinguished; (ii) solely for the purposes of the Plan and the distributions and transactions contemplated hereby, all assets and liabilities of the Subsidiary Debtors shall be treated as though they were merged; (iii) all pre-Filing Date cross-corporate guarantees of the Subsidiary Debtors shall be eliminated; (iv) any obligation of any Subsidiary Debtor and all guarantees thereof executed by one or more of the Subsidiary Debtors shall be deemed to be one obligation of the consolidated Subsidiary Debtors; (v) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Subsidiary Debtors; (vi) each and every Claim filed in the individual Chapter 11 Case of any of the Subsidiary Debtors shall be deemed filed against the consolidated Subsidiary Debtors in the consolidated Chapter 11 Case of the Subsidiary Debtors and shall be deemed a single obligation of all of the Subsidiary Debtors under the Plan on and after the Confirmation Date; (vii) all duplicative claims (identical in both amount and subject matter) filed against more than one of the Subsidiary Debtors will be automatically expunged so that only one Claim survives against the consolidated Subsidiary Debtors but in no way shall such claim be deemed Allowed by reason of Section 9.7 of the Plan; and (viii) the consolidated Subsidiary Debtors will be deemed, for purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to a particular Subsidiary Debtor may be offset against claims against such Subsidiary Debtor or another Subsidiary Debtor. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Subsidiary Debtors, all Claims based upon guarantees of collection, payment or performance made by the Subsidiary Debtors as to the obligations of another Subsidiary Debtor or of any other Person shall be discharged, released and of no further force and effect; provided, however, that nothing herein shall affect the obligations of each of the Subsidiary Debtors under the Plan.

                  Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the distributions and other benefits provided under the Plan, the provisions of Section 9.7(a) of the Plan shall constitute a good faith compromise and settlement of any Causes of Action or disputes that could be brought by a holder of a Claim or Interest asserting that such Claim or Interest would have received more favorable treatment had substantive consolidation not been effected. This compromise and settlement is in the best interests of holders of Claims and Interests and is fair, equitable and reasonable. The Plan shall be approved by the Bankruptcy

--------------

(6) After the entry of the Confirmation Order effecting the substantive consolidation of the Chapter 11 Cases of the Subsidiary Debtors into a single Chapter 11 Case, the Debtors or the Liquidating Trustee, as the case may be, may take all actions necessary to dissolve any Subsidiary Debtor that is not needed for the consummation of the Plan. Additionally, all of the Debtors shall be dissolved at the latest by the closing of the last Chapter 11 Case.

Court as a settlement of all such Causes of Action and disputes. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state laws, given and made after due notice and opportunity for hearing, and shall bar any such Cause of Action by any holder of a Claim or Interest with respect to the matters described in
Section 9.7 of the Plan.

                           (d) RETENTION AND ENFORCEMENT OF CAUSES OF ACTION AND DEBTOR CLAIMS

                  Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Liquidating Trust shall retain and shall have the exclusive right, in its discretion, to enforce against any Entity any and all Causes of Action of the Debtors or Debtor Claims, including, without limitation, all Avoidance Actions against the entities listed on Exhibit "D" hereto. Exhibit "D" will be filed with the Bankruptcy Court prior to the Disclosure Statement Hearing.

F.       PROVISIONS COVERING DISTRIBUTIONS

                  1.       TIMING OF DISTRIBUTIONS UNDER THE PLAN

                  Except as otherwise provided in the Plan, payments and distributions in respect of Allowed Claims shall be made by the Debtors or the Liquidating Trust on the Effective Date or as soon as reasonably practicable after the Liquidating Trust receives sufficient funds (except that the distributions to holders of Allowed Ad Valorem Tax Claims shall receive a distribution from the Ad Valorem Tax Escrow as soon as reasonably practicable as provided for in the Plan).

                  2.       ALLOCATION OF CONSIDERATION

                  The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan will be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest, if any.

                  3.       CASH PAYMENTS

                  Cash payments made pursuant to the Plan will be in U.S. dollars. Cash payments to foreign Creditors may be made, at the option of the Liquidating Trustee, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks issued by the Liquidating Trustee shall be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Liquidating Trust as set forth in Section 10.7 of the Plan.

                  4.       PAYMENT OF STATUTORY FEES

                  All fees payable pursuant to 28 U.S.C. Section 1930 as determined by the Bankruptcy Court at the Confirmation Hearing will be paid by the Debtors or the Liquidating Trust on or before the Effective Date.

                  5.       NO INTEREST

                  Except with respect to holders of Unimpaired Claims entitled to interest under applicable non-bankruptcy law or as provided in the applicable provisions of the Plan as described in Section V of this Disclosure Statement or as otherwise expressly provided in the Plan, no holder of an Allowed Claim or Interest shall receive interest on the distribution to which such holder is entitled thereunder, regardless of whether such distribution is made on the Effective Date or thereafter.

                  6.       WITHHOLDING OF TAXES

                  The Liquidating Trust shall withhold from any property distributed under this Plan any property which must be withheld for taxes payable by the Entity entitled to such property to the extent required by applicable law. As a condition to making any distribution under this Plan, the Liquidating Trust may request that the holder of any Allowed Claim provide such Holder's taxpayer identification number and such other certification as may be deemed necessary to comply with applicable tax reporting and withholding laws. Proceeds that would have been distributed to a Holder that does not provide the information requested by the Liquidating Trust shall be distributed to other Holders based on their Pro Rata Shares.

G.       PROCEDURES FOR RESOLVING DISPUTED CLAIMS

                  1.       OBJECTIONS TO CLAIMS

                  Pursuant to the Plan, only the Liquidating Trust will have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims. The Liquidating Trust will be fair and equitable in filing, settling, compromising or litigating objections to Disputed Claims. Subject to an order of the Bankruptcy Court providing otherwise, the Liquidating Trust, in consultation with the Committee, may object to a Claim by filing an objection with the Bankruptcy Court and serving such objection upon the holder of such Claim not later than one hundred and twenty (120) days after the Effective Date or one hundred and twenty (120) days after the filing of the proof of such Claim, whichever is later, or such other date determined by the Bankruptcy Court upon motion to the Bankruptcy Court, which motion may be made without further notice or hearing.

                  2.       PROCEDURE

                  Unless otherwise ordered by the Bankruptcy Court or agreed to by written stipulation of the Liquidating Trust, or until an objection thereto by the Liquidating Trust, is withdrawn, the Liquidating Trust shall litigate the merits of each Disputed Claim until determined by a Final Order; provided, however, that, (a) prior to the Effective Date, the Debtors, in consultation with the Liquidating Trustee and subject to the approval of the Bankruptcy Court, and (b) after the Effective Date, the Liquidating Trust, subject to the approval of the Bankruptcy

Court for settlements deemed "material" in the reasoned view of the Liquidating Trustee, may compromise and settle any objection to any Claim. The Liquidating Trust shall retain outside legal counsel that is mutually satisfactory to the Liquidating Trust to advise and represent the Liquidating Trust and the Committee in connection with the resolution, administration and prosecution of all matters with respect to Disputed Claims.

                  3.       PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED
                           CLAIMS

                  Pursuant to the Plan, except for distributions to either Disputed Claims Reserve Trust in respect of Disputed Claims, no payments or distributions shall be made in respect of any Disputed Claim until such Disputed Claim becomes an Allowed Claim.

                  4.       SETOFFS

                  Except with respect to Causes of Action of any nature released pursuant to the Plan or Confirmation Order, the Debtors, the Liquidating Trust or their designee as instructed by them may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim, and the distributions to be made pursuant to the Plan on account of such Claim, the Causes of Action of any nature that the applicable Debtor or the Liquidating Trust or its successor may hold against the holder of such Allowed Claim; provided that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or the Liquidating Trust or its successor of any Causes of Action that the Debtor or the Liquidating Trust or its successor may possess against such holder.

H.       DISCHARGE, INJUNCTION, RELEASES AND SETTLEMENTS OF CLAIMS

                  1.       INJUNCTION

                  THE SATISFACTION AND RELEASE PURSUANT TO SECTIONS 9.5, 12.1 AND 12.2 OF THE PLAN, SHALL ACT AS AN INJUNCTION AGAINST ANY ENTITY COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS, OR ACT TO COLLECT, OFFSET OR RECOVER ANY CLAIM OR CAUSE OF ACTION SATISFIED OR RELEASED UNDER THE PLAN. THE INJUNCTION AND RELEASES DESCRIBED IN SECTIONS 9.5, 12.1 AND 12.2 OF THE PLAN SHALL APPLY REGARDLESS OF WHETHER OR NOT A PROOF OF CLAIM OR INTEREST BASED ON ANY CLAIM, DEBT, LIABILITY OR INTEREST IS FILED OR WHETHER OR NOT A CLAIM OR INTEREST BASED ON SUCH CLAIM, DEBT, LIABILITY OR INTEREST IS ALLOWED, OR WHETHER OR NOT SUCH ENTITY VOTED TO ACCEPT OR REJECT THE PLAN. WITHOUT IN ANY WAY LIMITING THE FOREGOING, ALL INJUNCTIONS OR STAYS ENTERED IN THESE CHAPTER 11 CASES AND EXISTING IMMEDIATELY PRIOR TO THE CONFIRMATION DATE SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN, NOTHING IN THE PLAN SHALL BE DEEMED TO RELEASE OR AFFECT ANY AVOIDANCE ACTION COMMENCED AS OF THE CONFIRMATION DATE (OR ANY AMENDMENTS TO COMPLAINTS FILED IN THOSE ACTIONS AS APPROPRIATE UNDER THE BANKRUPTCY RULES).

                  2.       EXCULPATION

                  IN CONSIDERATION OF THE DISTRIBUTIONS UNDER THE PLAN, UPON THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM OR INTEREST WILL BE DEEMED TO HAVE RELEASED THE DEBTORS, THE

COMMITTEE, THE MEMBERS OF THE COMMITTEE IN THEIR CAPACITY AS SUCH, AND EACH OF THE FOREGOING PARTIES' DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, INDEPENDENT ACCOUNTANTS, ADVISORS, FINANCIAL ADVISORS, INVESTMENT BANKERS AND EMPLOYEES (AS APPLICABLE) EMPLOYED BY THE DEBTORS FROM AND AFTER THE FILING DATE FROM ANY AND ALL CAUSES OF ACTION (OTHER THAN THE RIGHT TO ENFORCE THE DEBTORS' OBLIGATIONS UNDER THE PLAN AND THE RIGHT TO PURSUE A CLAIM BASED ON ANY WILLFUL MISCONDUCT OR GROSS NEGLIGENCE) ARISING OUT OF ACTIONS OR OMISSIONS DURING THE ADMINISTRATION OF THE DEBTORS' ESTATES OR THE DISTRIBUTION OF ANY PROPERTY PURSUANT TO THE PLAN. NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN, NOTHING IN THE PLAN SHALL BE DEEMED TO RELEASE OR AFFECT ANY AVOIDANCE ACTION COMMENCED AS OF THE CONFIRMATION DATE (OR ANY AMENDMENTS TO COMPLAINTS FILED IN THOSE ACTIONS AS APPROPRIATE UNDER THE BANKRUPTCY RULES).

                  3.       GUARANTIES

                  THE CLASSIFICATION AND THE MANNER OF SATISFYING ALL CLAIMS UNDER THE PLAN TAKES INTO CONSIDERATION THE POSSIBLE EXISTENCE OF ANY ALLEGED GUARANTIES BY THE DEBTORS OF OBLIGATIONS OF ANY ENTITY OR ENTITIES, AND THAT THE EACH DEBTOR MAY BE A JOINT OBLIGOR WITH ANOTHER ENTITY OR ENTITIES WITH RESPECT TO THE SAME OBLIGATION. ALL CLAIMS AGAINST THE DEBTORS BASED UPON ANY SUCH GUARANTIES SHALL BE SATISFIED AND RELEASED IN THE MANNER PROVIDED IN THE PLAN AND THE HOLDERS OF CLAIMS SHALL BE ENTITLED TO ONLY ONE DISTRIBUTION WITH RESPECT TO ANY GIVEN OBLIGATION OF THE DEBTORS.

I.       CONDITIONS PRECEDENT TO CONFIRMATION ORDER AND EFFECTIVE DATE

                  1.       CONDITIONS PRECEDENT TO ENTRY OF THE CONFIRMATION
                           ORDER

                  Pursuant to the Plan, the Confirmation Order must be in form and substance reasonably acceptable to the Debtors and the Committee in order for the Plan to be confirmed.

                  2.       CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

                  Pursuant to the Plan, the following conditions must occur and be satisfied or waived by the Debtors and the Committee jointly on or before the Effective Date for the Plan to become effective on the Effective Date:

                           (a) The Confirmation Order shall have become a Final Order.

                           (b) The Confirmation Order shall, among other things provide that: (i) all transfers of property by the Debtors (A) to the Liquidating Trust (1) are or shall be legal, valid, and effective transfers of property,
                                    (2) vest or shall vest the Liquidating Trust with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, (4) shall be exempt from any transfer, sales, stamp or other similar tax (which exemption shall also apply to transfers by the Liquidating Trust), and (5) do not and shall not subject the Liquidating Trustee or holders of Claims, Interests or property to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to holders of Claims and Interests under the Plan are for good consideration and value; and (ii) upon entry of the Confirmation Order, notwithstanding the Effective Date, the Liquidating Trust shall have the authority to dissolve the Debtors' corporations.

                  3.       WAIVER OF CONDITIONS

                  The Debtors and the Committee may waive one or more of the conditions precedent to the confirmation or effectiveness of the Plan set forth in Paragraphs 1 and 2 above.

J.       MISCELLANEOUS PROVISIONS

                  1.       BANKRUPTCY COURT TO RETAIN JURISDICTION

                  Pursuant to the Plan, the assets of the Debtors will remain subject to the jurisdiction of the Bankruptcy Court until the Effective Date. From and after the Effective Date, the Bankruptcy Court will retain and have exclusive jurisdiction of all matters arising out of, and related to the Chapter 11 Cases, the Liquidating Trust, the Liquidating Trust Agreement or the Plan pursuant to, and for purposes of, subsection 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (a) to determine any and all disputes relating to Claims and Interests and the allowance and amount thereof; (b) to determine any and all disputes among creditors with respect to their Claims; (c) to hear and determine any and all Causes of Action and/or Debtor Claims; (d) to consider and allow any and all applications for compensation for professional services rendered and disbursements incurred in connection therewith; (e) to determine any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising in or related to the Chapter 11 Cases or the Plan; (f) to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order; (g) to enforce the provisions of the Plan relating to the distributions to be made hereunder; (h) to issue such orders, consistent with section 1142 of the Bankruptcy Code, as may be necessary to effectuate the consummation and full and complete implementation of the Plan; (i) to enforce and interpret any provisions of the Plan; (j) to determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of the Plan; (k) to determine the amounts allowable as compensation or reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code; (l) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and the Related Documents; (m) to hear and determine any issue for which the Plan or any Related Document requires a Final Order of the Bankruptcy Court; (n) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; (o) to hear any other matter not inconsistent with the Bankruptcy Code; and (p) to enter a Final Order closing the Chapter 11 Cases.

                  2.       BINDING EFFECT OF THE PLAN

                  The provisions of the Plan will be binding upon and inure to the benefit of the Debtors, the Liquidating Trust, any holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers, managers and directors and any other Entity affected by the Plan.

                  3.       AUTHORIZATION OF CORPORATE ACTION

                  The entry of the Confirmation Order will constitute a direction and authorization to and of the Debtors and the Liquidating Trust to take or cause to be taken any action necessary or appropriate to consummate the provisions of the Plan and the Related Documents prior to and through the Effective Date, and all such actions taken or caused to be taken will be deemed to have been authorized and approved by the Bankruptcy Code without the need for any additional authorizations, approvals or consents.

                  4.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

                  Any executive officer of any of the Debtors and the Liquidating Trustee shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of any of the Debtors, or the Liquidating Trustee shall be authorized to certify or attest to any of the foregoing actions.

                  5.       TRANSACTIONS ON BUSINESS DAYS

                  If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

                  6.       CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

                  On the Effective Date, the ANC Common Stock, and any ANC Common Stock Interests, as well as any and all shareholder agreements relating to the ANC Common Stock, shall be canceled.

                  7.       WITHDRAWAL OF THE PLAN

                  The Debtors and the Committee jointly reserve the right, at any time prior to the entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtors and the Committee jointly revoke or withdraw the Plan, if the Confirmation Date does not occur, or if the Effective Date does not occur then (i) the Plan will be deemed null and void and (ii) the Plan will be of no effect and will be deemed vacated, and the Chapter 11 Cases will continue as if the Plan and the Disclosure Statement had never been filed and, in such event, the rights of any holder of a Claim or Interest will not be affected nor will such holder be bound by, for purposes of illustration only, and not limitation,
(a) the Plan, (b) any statement, admission, commitment, valuation or representation contained in the Plan, this Disclosure Statement or the Related Documents or (c) the classification and proposed treatment (including any allowance) of any Claim in the Plan.

                  8.       DISSOLUTION OF COMMITTEES

                  On the Confirmation Date, any committees appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code shall cease to exist and its members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from further duties, responsibilities and obligations relating to and arising from and in connection with these Chapter 11 Cases; provided, however, that following the Confirmation Date, the responsibilities of any such committees and its members and employees or agents shall be limited to the preparation of their respective fee applications, if any.

                  9.       AMENDMENTS AND MODIFICATIONS TO THE PLAN

                  The Plan may be altered, amended or modified by the Debtors and the Committee jointly, before or after the Confirmation Date, as provided in section 1127 of the Bankruptcy Code.

                  10.      SECTION 1125(e) OF THE BANKRUPTCY CODE

                  The Plan provides that upon confirmation of the Plan, the Debtors and the Committee (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

                  The Debtors and each of the members of the Committee (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regards to the distributions under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

                  11.      POST-CONFIRMATION OBLIGATIONS

                  Under current applicable law, the Liquidating Trust is required to pay fees assessed against the Debtors' estates under 28 U.S.C.
Section 1930(a)(6) until entry of an order closing the Chapter 11 Cases. Subject to a change in applicable law, the Plan provides that the Liquidating Trust shall pay all fees assessed against such Debtor's estate under 28 U.S.C. Section 1930(a)(6) and shall file reports in accordance with the Bankruptcy Court's Local Rules until entry of an order closing the chapter 11 case of each Debtor.

                                VI. RISK FACTORS

                  THE HOLDER OF AN IMPAIRED CLAIM AGAINST THE DEBTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR TO REJECT THE PLAN.

A.       CERTAIN RISKS OF NON-CONFIRMATION

                  Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A party in interest or the United States Trustee might challenge the adequacy of the disclosure or the balloting procedures and results as not being in compliance with the Bankruptcy Code. Even if the Bankruptcy Court were to determine that the disclosure and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any statutory conditions to confirmation had not been met.

                  Additionally, even if the required acceptance of the Class of General Unsecured Claims is received, the Bankruptcy Court might find that the solicitation of votes or the Plan did not comply with the solicitation requirements made applicable by section 1125 of the Bankruptcy Code. In such an event, the Debtors may seek to resolicit acceptances, but confirmation of the Plan could be substantially delayed and possibly jeopardized. The Debtors believe that their solicitation of acceptances of the Plan complies with the requirements of section 1125 of the Bankruptcy Code, that duly executed Ballots and Master Ballots will be in compliance with applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and that, if sufficient acceptances are received, the Plan should be confirmed by the Bankruptcy Court.

                  The Debtors will request that the Bankruptcy Court confirm the Plan under Bankruptcy Code section 1129(b). Section 1129(b) permits confirmation of a plan of reorganization despite rejection by one or more impaired classes if the Bankruptcy Court finds that such plan "does not discriminate unfairly" and is "fair and equitable" as to the non-accepting class or classes. The Class of General Unsecured Claims are Impaired and may vote to reject the Plan. The Class 3 Intercompany ANC Claims and Class 4 ANC Common Stock Interests are Impaired and will not receive or retain any property under the Plan. Because Class 3 and Class 4 are deemed not to have accepted the Plan, the Debtors will request that the Bankruptcy Court find that the Plan is fair and equitable and does not discriminate unfairly as to such classes. For a more detailed description of the requirements for acceptance of the Plan and of the criteria for confirmation notwithstanding rejection by certain classes, see Section VIII.D. herein, entitled "REQUIREMENTS FOR CONFIRMATION OF PLAN - NONCONSENSUAL CONFIRMATION."

                  The confirmation and consummation of the Plan are also subject to certain conditions. See Section V.I above, entitled "SUMMARY OF THE PLAN -- CONDITIONS PRECEDENT TO CONFIRMATION ORDER AND EFFECTIVE DATE."

                  If the Plan, or a plan determined by the Bankruptcy Court not to require resolicitation of acceptances by Classes, were not to be confirmed, it is unclear whether a plan of reorganization or a liquidating plan could be implemented and what holders of Claims and Interests would ultimately receive with respect to their Claims and Interests. If an alternative plan of reorganization or liquidating plan could not be agreed to, it is possible that the Debtors would have to liquidate assets pursuant to chapter 7, in which case holders of Claims and Interests could receive less than they would have received pursuant to the Plan.

                  Even if all of the conditions to confirmation are satisfied, the Plan may not be consummated if any of the conditions to consummation are not met.

B. Risks that the Excluded Assets and/or AutoNation Settlement Do Not Yield Proceeds

                  As described above, it is contemplated that that the Plan will be funded by proceeds that the Debtors are to receive from the AutoNation Settlement and/or the Excluded Assets. However, there is no certainty as to whether the Debtors will receive such proceeds. The receipt of proceeds by the Debtors pursuant to the AutoNation Settlement is contingent upon the passage of time and the occurrence of certain events during that time that are outside of the control of the Debtors. In addition, the receipt of proceeds from the Excluded Assets is contingent upon (i) the Debtors deciding it is in the best interests of the estates to pursue the Avis/Hertz Claims, and actually recovering funds, either through litigation or settlement, from those claims, and (ii) the Debtors' ability to collect on its 9/11 Business Interruption Insurance Claim, and both factors, similar to the AutoNation Settlement, are beyond the Debtors control.

                  VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion summarizes certain U.S. federal income tax consequences of the Plan to the Debtors and to certain holders of Claims. The summary provides general information only and does not purport to address all of the federal income tax consequences that may be applicable to the Debtors or to any particular holder of Claims in light of such holder's own individual circumstances. In particular, the summary does not address the federal income tax consequences of the Plan to holders of claims that may be subject to special rules, such as foreign persons, S corporations, banks, insurance companies, financial institutions, regulated investment companies, broker-dealers, small business investment corporations, investors in pass through entities, tax-exempt organizations, employees of the Debtors with Claims relating to their employment, and holders who hold their claim as part of a hedging transaction, straddle, conversion transaction, or other integrated transaction. The summary also does not address foreign, state, local, estate or gift tax consequences of the Plan, nor does it address the federal income tax consequences to holders of Claims that will not receive any recovery under the Plan (i.e., Intercompany ANC Claims (Class 3) and ANC Common Stock Interests (Class 4)).

                  This summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), the final, temporary and proposed Treasury regulations promulgated thereunder, judicial decisions and administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect) by legislation, judicial decision or administrative action. Moreover, due to a lack of definitive authority, uncertainties exist with respect to various tax consequences of the Plan. The Debtors have not requested a ruling from the IRS with respect to the matters discussed in this summary and no opinion of counsel has been sought or obtained by the Debtors with respect thereto.

                  THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES TO HOLDERS OF CLAIMS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. MOREOVER, THE TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE PLAN ARE UNCERTAIN DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. ACCORDINGLY, ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE PLAN TO THEM AND TO THE DEBTORS. THE DEBTORS ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF CONFIRMATION AND CONSUMMATION OF THE PLAN AS

TO ANY HOLDER OF A CLAIM, NOR ARE THE DEBTORS OR THEIR COUNSEL RENDERING ANY FORM OF LEGAL OPINION AS TO SUCH TAX CONSEQUENCES.

A.       CONSEQUENCES TO THE DEBTORS

                  It is not certain at the current time whether the consummation of the Plan and the Sale Transaction will result in federal income tax liability on the part of the Debtors. Debtor ANC is the parent of a group of affiliated corporations filing a consolidated tax return for federal income tax purposes (the "ANC Tax Group"). The ANC Tax Group has reported substantial consolidated net operating loss ("NOL") carryforwards (in excess of $400 million) for federal income tax purposes for its taxable year ended December 2002. Nonetheless, it is not known whether the group's NOL carryforwards, along with any capital losses, will offset all of the taxable income of the ANC Tax Group for fiscal years 2003 and 2004, including any taxable income that might result from implementation of the Plan. Additionally, the amount of the carryforwards may be examined and adjusted by the IRS. If the Debtors have any federal income tax liability remaining after the Effective Date, such liability will be a Priority Claim that will receive distributions from the Liquidating Trust.

                  1.       Cancellation of Debt

                  The Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes (such as NOL carryforwards, current year NOLs, tax credits and, subject to certain limitations, tax basis in assets) by the amount of any cancellation of debt income ("COD"). COD is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor. Certain statutory or judicial exceptions can apply to limit the amount of COD and attribute reduction (such as where the payment of the canceled debt would have given rise to a tax deduction). In addition, to the extent the amount of COD exceeds the tax attributes available for reduction, the remaining COD is simply eliminated. Based on recently issued guidance, any reduction in tax attributes generally should occur on a consolidated basis (although this guidance is complex and its application to the Debtors has not been examined). In addition, any reduction in tax attributes is treated as occurring only after the tax is determined for the year in which the COD is incurred.

                  As a result of the discharge and satisfaction of Claims pursuant to the Plan, the Debtors will incur significant COD and potential attribute reduction. However, because any reduction in tax attributes does not occur until after the determination of tax for the year, the resulting COD will not impair the Debtors' ability to use its tax attributes (to the extent otherwise available) to reduce the tax liability, if any, resulting from the implementation of the Plan. Nonetheless, if the Effective Date occurs after 2003, any COD occurring in 2003 (e.g., as a result of the settlement with Lehman and certain internal restructuring transactions requested by Purchaser as part of the Sale Transaction) will reduce tax attributes available in 2004 and such attributes will not be available to offset income earned in 2004 and later years. Additionally, the reduction of attributes such as basis in 2003 may result in gain or income being recognized in 2004 and later years, including by reason of the liquidation of the Debtors.

                  2.       Transfer of Assets

                  Pursuant to the Plan, substantially all of the Debtors' assets will be transferred directly or indirectly to holders of Allowed Claims (or, in the case of holders of Disputed Priority Claims or Disputed General Unsecured Claims, the Disputed Claims Reserve Trusts) in complete liquidation of the Debtors. Some or all of the Debtors' assets will be transferred directly to creditors. Certain other assets may be transferred to the Liquidating Trust. For federal income tax purposes, any such assets transferred to the Liquidating Trust will be treated by the Debtors and by Holders of Allowed Claims as having been transferred to the holders of Allowed Claims, with such holders then transferring the assets to the Liquidating Trust in exchange for beneficial interests in the Liquidating Trusts. The Debtors will not retain a beneficial interest in the Liquidating Trust; instead the beneficial interests in the Liquidating Trust will be held by holders of Allowed Claims in Classes 1 and 2 and by the Disputed Claims Reserve Trusts. As discussed below, it is intended that the Liquidating Trust thereafter be treated as a liquidating trust and as a grantor trust for federal income tax purposes.

                  The Debtors' transfer of their assets pursuant to the Plan will constitute a taxable disposition of such assets. It is not known at the present time whether the transfer of the Debtors' assets will result in any gain to the Debtors. If such a transfer results in gain, it is not known at the present time whether the Debtors will have sufficient losses or loss carryforwards to offset that gain. If the transfer results in gain and the Debtors do not have losses or loss carryforwards to offset that gain, the transfer of the assets will result in federal income tax liability.

                  3.       Liquidation of the Debtors

                  The complete liquidation of the Debtors pursuant to the Plan will terminate the ANC Tax Group, and cause the Debtors' taxable years to close. Moreover, the complete liquidation of the Debtors will eliminate any remaining NOLs of the Debtors.

                  4.       Alternative Minimum Tax

                  In general, the AMT is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax. Certain tax deductions and other beneficial allowances are either modified or eliminated in determining a corporation's AMTI. In particular, even though a corporation may offset all of its taxable income for regular tax purposes with NOL carryforwards, only 90% of a corporation's AMTI may be offset by NOL carryforwards (as computed for AMT purposes). Thus, a corporation that is currently profitable for AMT purposes generally will be required to pay federal income tax at an effective rate of at least 2 percent of its pre-NOL AMTI (i.e., 10 percent of the 20 percent AMT tax rate), regardless of the amount of its NOLs. As a result, to the extent that the Debtors offset their income with NOLs from prior years (but not from current year losses), they will be subject to current taxation to the extent that, in a given year, they have positive net pre-NOL AMTI.

                  5.       Tax Indemnity of Purchaser

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                  In the Asset Purchase Agreement, the Debtors agreed to engage in certain internal restructuring transactions (including converting certain entities from corporations to limited liability companies) at the request of Purchaser. Assuming certain conditions are satisfied, the Purchaser agreed to indemnify the Debtors for all incremental tax liability as a result of Debtors engaging in such internal restructuring transactions.

B.       CONSEQUENCES TO HOLDERS OF ALLOWED CLAIMS UPON EXCHANGE

                  1.       Recognized Gain or Loss

                  Pursuant to the Plan, the Debtors will transfer assets of the Debtors, either directly or indirectly, to holders of Allowed Claims in satisfaction and discharge of such Claims.

                  In general, each holder of an Allowed Claim will recognize gain or loss in an amount equal to the difference between (i) the "amount realized" by such holder in satisfaction of its Claim (other than any Claim for accrued but unpaid interest) and (ii) such holder's adjusted tax basis in such Claim (other than any Claim for accrued but unpaid interest). In general, the "amount realized" by a holder will equal the sum of any cash and the aggregate fair market value of the property received by such holder pursuant to the Plan (for example, such holder's undivided beneficial interest in the assets of the Liquidating Trust, likely including the fair market value of either (i) the residual interest in the assets held by the Disputed Claims Reserve Trusts or, possibly, (ii) the full fair market value of those assets). Pursuant to the Plan and the Liquidating Trust Agreement, all holders (and the Debtors) have agreed to use the valuation of the assets transferred to the Liquidating Trust as established by the Liquidating Trustee for all federal income tax purposes. A holder's adjusted tax basis in its Claim will be adjusted by, among other things, the amount of any bad debt deduction previously taken with respect to such Claim.

                  The amount of gain or loss realized by the holders of Allowed Priority Claims or Allowed General Unsecured Claims may be affected by subsequent distributions as the result of the disallowance of Disputed Claims as discussed in Section D below.

                  Where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the nature and origin of the Claim (e.g., Claims arising in the ordinary course of a trade or business or made for investment purposes), the tax status of the holder, whether the claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the claim was acquired at a market discount, and whether and to what extent the holder had previously claimed a bad debt deduction.

                  2.       Distribution in Discharge of Accrued Unpaid Interest

                  Pursuant to the Plan, a distribution received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest. However, there is no assurance that the IRS would respect this allocation for

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

federal income tax purposes. In general, to the extent that an amount received (whether cash or other property) by a holder of debt is received in satisfaction of interest that accrued during its holding period, such amount will be taxable to the holder as interest income if not previously included in the holder's gross income. Conversely, a holder generally recognizes a deductible loss to the extent that it does not receive payment of interest that has previously been included in its income. Holders of Claims are urged to consult their tax advisors regarding the allocation of consideration and the deductibility of accrued but unpaid interest for tax purposes.

                  3.       Adjusted Tax Basis and Holding Period

                  Each holder of an Allowed Priority Claim or an Allowed General Unsecured Claim will acquire a tax basis in its allocable share of the assets in the Liquidating Trust equal to the fair market value of such assets on the Effective Date. See B.1. above. Such holder's holding period of the Liquidating Trust assets will begin on the day following the Effective Date.

C.       CONSEQUENCES OF THE LIQUIDATING TRUST

                  1.       Classification of the Liquidating Trust

                  The Liquidating Trust will be organized for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Thus, the Liquidating Trust is intended to be classified for federal income tax purposes as a "liquidating trust" within the meaning of Treasury Regulation Section 301.7701-4(d). The provisions of the Liquidating Trust Agreement and the Plan are intended to satisfy the guidelines for classification as a liquidating trust that are set forth in Revenue Procedure 94-45, 1994-2 C.B. 684. Under the Plan, all parties are required to treat the Liquidating Trust as a liquidating trust, subject to contrary definitive guidance from the IRS. In general, a liquidating trust is not a separate taxable entity but rather is treated as a grantor trust, pursuant to Sections 671 et seq. of the Tax Code, owned by the persons who are treated as transferring assets to the Trust.

                  No request for a ruling from the IRS will be sought on the classification of the Liquidating Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Liquidating Trust. If the IRS were to challenge successfully the classification of the Liquidating Trust as a grantor trust, the federal income tax consequences to the Liquidating Trust and the holders of Claims could vary from those discussed herein (including the potential for an entity-level tax).

                  2. Transfer of Trust Assets to the Liquidating Trust by Holders of Allowed Priority Claims and Allowed General Unsecured Claims

                  No additional gain or loss should be recognized by holders of the Allowed Priority Claims and holders of Allowed General Unsecured Claims on their deemed transfer of assets to the Liquidating Trust or on their receipt of beneficial interests in the Liquidating Trust. It is the intent of the Plan that the holders of beneficial interests in the Liquidating Trust (including, as

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described below, the Disputed Priority Claim Reserve Trust and the Disputed
General Unsecured Claims Reserve Trust) be treated as the direct owners of undivided interests in the assets held by the Liquidating Trust.

                  3. Allocation of Liquidating Trust Taxable Income and Loss and Disposition of Trust Assets

                  Each holder of a beneficial interest in the Liquidating Trust must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit recognized or incurred by the Liquidating Trust. None of the Debtors' NOLs (if any) will be available to reduce any income or gain of the Liquidating Trust. Moreover, upon the sale or other disposition (or deemed disposition) of any Liquidating Trust asset, each holder of a beneficial interest in the Liquidating Trust must report on its federal income tax return its share of any gain or loss measured by the difference between (i) its share of the amount of cash and/or the fair market value of any property received by the Liquidating Trust in exchange for the Liquidating Trust asset so sold or otherwise disposed of and (ii) such holder's adjusted tax basis in its share of the Liquidating Trust asset. The character of any such gain or loss to the holder will be determined as if such holder itself had directly sold or otherwise disposed of the Liquidating Trust asset. The character of items of income, gain, loss, deduction and credit to any holder of a beneficial interest in the Liquidating Trust, and the ability of the holder to benefit from any deductions or losses, may depend on the particular circumstances or status of the holder.

                  Given the treatment of the Liquidating Trust as a grantor trust, each holder of a beneficial interest in the Liquidating Trust has an obligation to report its share of the Liquidating Trust's tax items (including gain on the sale or other disposition of a Liquidating Trust asset) which is not dependent on the distribution of any cash or other Liquidating Trust assets by the Liquidating Trust. Accordingly, a holder of a beneficial interest in the Liquidating Trust may incur a tax liability as a result of owning a share of the Liquidating Trust assets, regardless of whether the Liquidating Trust distributes cash or other assets. Although the Liquidating Trust Agreement provides that the Liquidating Trust will generally make distributions of cash at least quarterly, due to the requirement that the Liquidating Trust maintain certain reserves, the Liquidating Trust's ability to make current cash distributions may be limited or precluded. In addition, due to possible differences in the timing of income on, and the receipt of cash from the Liquidating Trust assets, a holder of a Class 1 or Class 2 Interest in the Liquidating Trust may be required to report and pay tax on a greater amount of income for a taxable year than the amount of cash received by the holder during the year.

                  4.       Liquidating Trust Tax Reporting

                  The Liquidating Trust will file annual information tax returns with the IRS as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) that will include information concerning certain items relating to the holding or disposition (or deemed disposition) of the Liquidating Trust assets (e.g., income, gain, loss, deduction and credit). Each holder of a

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beneficial interest in the Liquidating Trust will receive a copy of the information returns and must report on its federal income tax return its share of all such items. The information provided by the Liquidating Trust will pertain to holders of Class 1 and Class 2 Interests who received their interests in connection with the Plan.

D.       DISPUTED CLAIMS

                  1.       Disputed Claims Reserve Trusts

                  On the Effective Date, or as soon thereafter as practicable, the Liquidating Trust will issue a certain amount of Class 1 and Class 2 Interests that will be held apart from the Liquidating Trust in the Disputed Priority Claims Reserve Trust in respect of Disputed Claims in Class 1 and in the Disputed General Unsecured Claims Reserve Trust in respect of Disputed Claims in Class 2. The Liquidating Trust's taxable income, gain, loss, deduction and credit will be allocated to the Class 1 and Class 2 Interests in the Liquidating Trust held in the Disputed Claims Reserve Trusts in the same manner as Liquidating Trust taxable income, gain, loss, deduction and credit allocated to other holders of beneficial interests in the Liquidating Trust.

                  The federal income tax treatment with respect to disputed claims held by such a reserve is unclear. Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), (i) the Liquidating Trustee shall treat each of the Disputed Claims Reserve Trusts as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of Disputed Priority Claims or Disputed General Unsecured Claims, as applicable, in accordance with the trust provisions of the Tax Code (sections 641 et seq.), and (ii) to the extent permitted by applicable law, the Liquidating Trustee shall report consistently with the foregoing characterization for state and local income tax purposes. Pursuant to the Plan, all holders of Claims are required to report consistently with such treatment. The IRS might assert, however, that any such income is allocable to the holders of the Allowed Priority Claims and Allowed General Unsecured Claims, to the holders of Disputed Priority Claims and Disputed General Unsecured Claims or otherwise. If the IRS were successful with this argument, the Liquidating Trustee may be able to file a claim for a refund for taxes paid by the Disputed Claims Reserve Trusts with respect to such income, barring the lapse of the applicable statute of limitations period.

                  In accordance with the tax treatment described above, subject to issuance of definitive guidance, the Liquidating Trustee intends to treat each of the Disputed Claims Reserve Trusts as subject to a separate entity level tax and any amounts earned by the Disputed Claims Reserve Trust (including any taxable income of the Liquidating Trust allocable to the applicable Disputed Claims Reserve Trust) will be treated as subject to such tax, except to the extent such earnings or income are distributed by the Disputed Claims Reserve Trust during the same taxable year. In such event, any amount earned by the Disputed Claims Reserve Trust, and any taxable income of the Liquidating Trust allocated to the Disputed Claims Reserve Trust, that is distributed to a holder during the same taxable year will be includible in such holder's gross

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

income. If a Disputed Claims Reserve Trust has insufficient funds to pay any applicable taxes imposed upon it or its assets, the Liquidating Trust will advance to the Disputed Claims Reserve Trust funds necessary to pay such taxes, with such tax advances repayable (including by way of deduction) from future amounts otherwise receivable by the Disputed Claims Reserve Trust, including, without limitation, from the Liquidating Trust.

                  2.       Effect of Disputed Claims on Holders

                  Disallowances and allowances of Disputed Claims are likely to affect the tax treatment of the holders of Allowed Priority Claims and Allowed General Unsecured Claims. A disallowance of Disputed Claims results in a reallocation of assets in the Liquidating Trust from Disputed Claims to Allowed Claims. Accordingly, holders of Allowed Claims that measured gain or loss on the initial distribution of assets by the Debtor by reference to the fair market value of the residual interest in the assets held by the Disputed Claims Reserve Trusts (and not the full fair market value of those assets), would likely recognize gain or income if the disallowance of Disputed Claims results in a reallocation of the assets of the Liquidating Trust in an amount that is greater than such fair market value. In addition, the imputed interest provisions of the Tax Code may apply to treat a portion of the distribution as imputed interest. Conversely, holders of Allowed Claims may ultimately recognize loss or deduction if allowances of Disputed Claims result in a reallocation that is less than such fair market value. However, this tax treatment is not clear and holders are urged to consult their tax advisors.

                  Moreover, it is possible that the IRS would assert that, on the initial transfer of assets by the Debtors, the holders of the Allowed Claims are required to measure gain or loss by reference to the full fair market value of the assets transferred to the Disputed Claims Reserve Trusts, rather than by reference to the value of the residual interest in those assets. In that case, the holders of the Allowed Priority Claims and Allowed General Unsecured Claims may be entitled to claim as a loss or deduct amounts paid to the holders of the Disputed Claims that become Allowed Claims when such payments are made.

                  To the extent a Disputed Claim becomes an Allowed Claim, the federal income tax consequences to the holder of such a Claim should generally be the same as the consequences to holders of Allowed Claims described above in Section C. Further, a holder's recognition of gain or loss resulting from the exchange of a Claim for the Liquidating Trust assets should not occur until the date the Disputed Claim becomes an Allowed Claim. However, this tax treatment is not clear and such holders are urged to consult their tax advisors.

E.       INFORMATION REPORTING AND WITHHOLDING

         All distributions to holders of Allowed Claims under the Plan are subject to any applicable withholding tax requirements. Under federal income tax law, interest, dividends, and other reportable payments, may, under certain circumstances, be subject to "backup withholding" at a rate that is currently 28%. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN") and to state that the holder is a U.S. citizen or resident, (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified

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

statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

                  AS INDICATED ABOVE, THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THIS PLAN.

                  VIII. REQUIREMENTS FOR CONFIRMATION OF PLAN

A.       CONFIRMATION HEARING

                  On October 21, 2003, the Debtors filed the Disclosure Statement and the Plan and sought an order that the Disclosure Statement hearing be held as soon as possible. The Bankruptcy Court scheduled the Disclosure Statement hearing for November 19, 2003, at 10:30 a.m. (Eastern Time). The deadline to object to approval of the Disclosure Statement was set for November 12, 2003 at 4:00 p.m. (Eastern Time). At the Disclosure Statement hearing, the Bankruptcy Court approved the adequacy of the information contained therein. The Bankruptcy Court has scheduled a hearing on confirmation of the Plan for January 7, 2004, 2003 at 1:30 p.m. Objections to the Plan must be filed by 4:00 p.m. (Eastern Time) on December 30, 2003.

                  The Plan provides that the Effective Date of the Plan will be a date which is the first Business Day following the earlier of (i) the day on which the Liquidating Trustee determines that there are sufficient funds or reserves available in the Liquidating Trust to pay all Allowed or Disputed Administrative and Priority Claims or (ii) 360 days after the Confirmation Date or such extended date as agreed to between the Debtors and the Liquidating Trustee; provided, however, that if, on or prior to such date, all such conditions to the Effective Date as set forth in Article Thirteen to the Plan have not been satisfied or waived, then the Effective Date shall be the first Business Day following the day on which all such conditions to the Effective Date have been satisfied or waived or such later date as the Debtors and Liquidating Trustee may jointly determine.

                  Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan of reorganization. Pursuant to the order approving the Disclosure Statement, any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector and, the nature and amount of claims or interests held or asserted by the objector and against the Debtors' estates or property, and the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court, with a copy to the chambers of Judge Mary F. Walrath, together with proof of service thereof, and served upon (i) Counsel for the Debtors Fried, Frank, Harris,

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

Shriver & Jacobson, One New York Plaza, New York, New York 10004 (Attn: Janice Mac Avoy, Esq.), (ii) Counsel for the Debtors Blank Rome LLP, 1201 Market Street, Suite 800, Wilmington, Delaware 19801 (Attn: Bonnie Glantz Fatell, Esq.), (iii) Counsel for the Committee, Wilmer, Cutler & Pickering, 399 Park Avenue, New York, New York 10022 (Attn: Andrew N. Goldman, Esq.), (iv) Counsel for the Committee, Young, Conaway, Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, P.O. Box 391, Wilmington, DE 19899-0391 (Attn: Brendan L. Shannon) and (v) the Office of the United States Trustee, J. Caleb Boggs Federal Building, 844 King Street, Suite 2313 Wilmington, Delaware 19801 (Attn: Margaret Harrison, Esq.), so as to be received no later than the date and time designated in the notice of the Confirmation Hearing.

                  Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                  At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the following requirements of section 1129(a) of the Bankruptcy Code are met:

                  1. The Plan complies with the applicable provisions of the Bankruptcy Code.

                  2. The Debtors have complied with the applicable provisions of the Bankruptcy Code.

                  3. The Plan has been proposed in good faith and not by any means forbidden by law.

                  4. Any payment made or to be made by the Debtors, or by an entity issuing securities, or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Chapter 11 Cases or in connection with the Plan and incident to the Chapter 11 Cases has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

                  5. The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of Liquidating Trust, or a successor to the Debtors under the Plan, and the appointment to or continuance in such office by such individual must be consistent with the interests of creditors and interest holders and with public policy. The Debtors have disclosed the identity of any "insider" who will be employed or retained by the Liquidating Trust and the nature of any compensation for such "insider."

                  6. With respect to each Impaired Class of Claims or Interests, each holder of a Claim or Interest in such Class has either accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

                  7. With respect to each Class of Claims or Interests, the requirement that such Class has either accepted the Plan or is not Impaired by the Plan pursuant to section

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

1129(a)(8) of the Bankruptcy Code will not be satisfied. However, the Plan may still be confirmed pursuant to section 1129(b) of the Bankruptcy Code. See
Section VIII.D. herein, entitled "REQUIREMENTS FOR CONFIRMATION OF PLAN -- NONCONSENSUAL CONFIRMATION."

                  8. Except to the extent that the holder of a particular Claim has agreed to a different treatment of its Claim, (i) pursuant to the Plan, all Administrative Expenses shall receive Cash from the Debtors or the Liquidating Trust, as the case may be, in an amount equal to the Allowed Administrative Expense Claim, as soon as practicable after the Effective Date as such Claims are reconciled and (ii) the Plan provides that (a) holders of Allowed Priority Tax Claims will receive Cash payments in an amount sufficient to render such Allowed Priority Tax Claim Unimpaired under section 1124 of the Bankruptcy Code or such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors or Liquidating Trust, as the case may be, and
(b) holders of Allowed Other Priority Claims will receive on account of such Claims, Cash payments in an amount sufficient to render such Allowed Other Priority Claim Unimpaired under section 1124 of the Bankruptcy Code or such other treatment agreed to by the holder of such Allowed Other Priority Claim and the Debtors or Liquidating Trust, as the case may be.

                  9. At least one Class of Claims that is Impaired by the Plan has accepted the Plan, determined without including any acceptance of the Plan by any "insider" as that term is defined by section 101(31) of the Bankruptcy Code.

                  10. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor of the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

                  11. All fees payable under section 1930 of title 28 as determined by the Bankruptcy Court at the Confirmation Hearing have been paid or the Plan provides for the payment of all such fees on the Effective Date.

                  12. Retiree Benefits (as defined in section 1114 of the Bankruptcy Code) are not provided for in the Plan because the Debtors obligation to provide such benefits will no longer exist prior to the Confirmation Hearing.

              The Debtors believe that the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code. Certain of these requirements are discussed in more detail below.

B.       FEASIBILITY OF THE PLAN

                  In connection with confirmation of the Plan, section 1129(a)(11) requires that the Bankruptcy Court find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is the so-called "feasibility" test.

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

                  The Plan contemplates that all assets of the Debtors will ultimately be disposed of and all proceeds of such assets will be distributed to the Creditors pursuant to the terms of the Plan. Because no further financial reorganization of the Debtors will be possible, the Debtors believe that the Plan meets the feasibility requirement.

C.       ACCEPTANCE

                  The Claims in Class 1 are not Impaired under the Plan, and as a result the holders of such Claims are deemed to have accepted the Plan.

                  Claims in Class 2 are Impaired under the Plan, and as a result, the holders of such Claims are entitled to vote thereon. Pursuant to section 1129 of the Bankruptcy Code, the claims in Class 2 must accept the Plan in order for it to be confirmed without application of the "fair and equitable test," described below, to such Class. As stated below, Classes of Claims will have accepted the Plan if the Plan is accepted by at least two-thirds in dollar amount and a majority in number of the claims of each such Class (other than any claims of creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

                  Claims and Interests in Classes 3 and 4 are also Impaired. Pursuant to the Plan, holders of Claims in these Classes will not receive or retain any property under the plan on account of their Claims or Interests and, thus, are deemed to reject the Plan.

D.       NON-CONSENSUAL CONFIRMATION OF THE PLAN

                  Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan, provided that such plan has been accepted by at least one impaired class (without including any acceptance of the Plan by an insider). The Plan provides that Class 3 (Intercompany ANC Claims) and Class 4 (ANC Common Stock Interests) will not receive or retain any property under the Plan on account of their Claims or Interests, and accordingly, they are deemed to reject the Plan.

                  Section 1129(b) of the Bankruptcy Code states that notwithstanding the failure of an impaired class to accept a plan of reorganization, such plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as a "cram down," so long as the plan does not "discriminate unfairly," and is "fair and equitable" with respect to each class of claims or interests that is impaired under and has not accepted the plan.

                  The condition that a plan be "fair and equitable" with respect to a class of secured claims requires either: (i) that the plan provide that the holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims; and that each holder of a claim of such class receive on account of such claim deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder's interest in the estate's interest in such property, or (ii) that the plan

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provide for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under clause (i) or (iii) of this paragraph or (iii) that the plan provide for the realization by such holders of the indubitable equivalent of such claims.

                  The condition that a plan be "fair and equitable" with respect to a non-accepting class of unsecured claims includes the requirement that either: (i) such class receive or retain under the plan property of a value as of the effective date of the plan equal to the allowed amount of such claim or
(ii) if the class does not receive such amount, no class junior to the non-accepting class may receive a distribution under the plan.

                  The condition that a plan be "fair and equitable" with respect to a non-accepting class of interests includes the requirements that either: (a) the plan provides that each holder of an interest in such class receive or retain under the plan, on account of such interest, property of a value, as of the effective date of the plan, equal to the greatest of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled; (ii) any fixed redemption price to which such holder is entitled; or (iii) the value of such interest, or (b) if the class does not receive such amount, no class of interests junior to the non-accepting class may receive a distribution under the plan.

                  Pursuant to the Plan, Class 2 (General Unsecured Claims) is Impaired, however, it is anticipated that this Class will be voting to accept the Plan, thus, there is one Impaired Class of Claims voting to accept the Plan. In addition, the Debtors believe that the "fair and equitable" test will be satisfied as to Class 3 and Class 4 Claims and Interests because those Claims are unsecured and there is no Class of Claims junior to either Class 3 or Class 4 that is receiving or retaining any property under the Plan. Thus, the Debtors believe that they will be able to obtain Confirmation in accordance with section 1129(b) of the Bankruptcy Code.

E.       BEST INTERESTS TEST

                  As described above, the Bankruptcy Code requires that each holder of an impaired claim or equity interest either (a) accepts the plan or
(b) receives or retains under the plan property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

                  The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. The total Cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the Cash held by the Debtors at the time of the commencement of the chapter 7 case. The next step is to reduce that total by the amount of any claims secured by such assets, the costs and expenses of the liquidation, and such additional Administrative Expenses and Other Priority Claims that may result from the termination of the Debtors' businesses and the

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use of chapter 7 for the purposes of liquidation. Next, any remaining Cash would be allocated to Creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code (see discussion below). Finally, the present value of such allocations (taking into account the time necessary to accomplish the liquidation) is compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date.

                  The Debtors' costs of liquidation under chapter 7 would include, among other things, the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to the trustee's attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by the Debtors during the Chapter 11 Cases and allowed in a chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants and other professionals, and costs and expenses of members of any committee of unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code and any other committee so appointed.

                  The foregoing types of Claims, costs, expenses, and fees, and such other claims which may arise in a liquidation case, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and unsecured claims.

                  To determine if the Plan is in the best interests of each Impaired Class, the value of the distributions from the proceeds of the liquidation of the Debtors' assets and properties (after subtracting the amounts attributable to the aforementioned claims) is then compared with the value offered to such Classes of Claims and Interests under the Plan.

                  In applying the "best interests test," it is possible that claims and equity interests in a chapter 7 case may not be classified according to the seniority of such claims and equity interests as provided in the Plan. Rather, in the absence of a contrary determination by the Bankruptcy Court, all pre-chapter 11 unsecured claims have the same rights upon liquidation and would be treated as one class for purposes of determining the potential distribution of the liquidation proceeds resulting from the Debtors' chapter 7 case. The distributions from the liquidation proceeds would be calculated on a Pro Rate Share basis according to the amount of the Claim held by each Creditor. Creditors who claim to be third-party beneficiaries of any contractual subordination provisions might be required to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise. Section 510 of the Bankruptcy Code specifies that such contractual subordination provisions are enforceable in a chapter 7 liquidation case.

                  The Debtors believe that the most likely outcome of liquidation proceedings under chapter 7 would be the application of the rule of absolute priority of distributions. Under that rule, no junior creditor receives any distribution until all senior creditors are paid in full and no equity holder receives any distribution until all creditors are paid in full.

                  After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution, the Debtors have determined that confirmation of the

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Plan will provide each Creditor and Interest holder with a recovery that is not less than it would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

                      IX. ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

                  After careful review of the Debtors' current business operations, estimated recoveries in a chapter 7 liquidation scenario, difficulties inherent in prosecuting certain alleged Claims and prospects as an ongoing business, the Debtors have concluded that the recovery to Creditors will be maximized by the Debtors' proposed plan of liquidation.

                  However, if the Plan is not confirmed, the Debtors' Chapter 11 Cases may be converted to liquidation cases under chapter 7 of the Bankruptcy Code. In chapter 7, a trustee would be appointed to promptly liquidate the assets of the Debtors for distribution to the holders of Claims and, if permitted, Interests in accordance with the priorities established by the Bankruptcy Code.

                  The Debtors believe that in a liquidation under chapter 7, before Creditors received any distributions, additional Administrative Expenses involved in the appointment of a trustee and attorneys, accountants, and other professionals to assist such trustee, along with an increase in expenses associated with an increase in the number of unsecured claims that would be expected, would cause a substantial diminution in the value of the estates. The assets available for distribution to creditors would be reduced by such additional expenses and Claims, some of which would be entitled to priority, which would arise by reason of the liquidation.

                     X. VOTING AND CONFIRMATION OF THE PLAN

A.       VOTING DEADLINE

                  IT IS IMPORTANT THAT THE HOLDERS OF GENERAL UNSECURED CLAIMS EXERCISE THEIR RIGHTS TO VOTE TO ACCEPT OR REJECT THE PLAN. All known holders of Claims and equity Interests entitled to vote on the Plan have been sent a Ballot together with this Disclosure Statement. Such holders should read the Ballot carefully and follow the instructions contained therein. Please use only the Ballot that accompanies this Disclosure Statement.

                  The Debtors have engaged Donlin, Recano & Company, Inc. as their Voting Agent to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan. FOR YOUR VOTE TO COUNT, YOUR VOTE MUST BE RECEIVED AT THE FOLLOWING ADDRESS BEFORE THE VOTING DEADLINE OF 4:00 P.M., EASTERN TIME, ON DECEMBER 30, 2003:

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                         DONLIN, RECANO & COMPANY, INC.
                       RE: ANC RENTAL CORPORATION, ET AL.
                                  P.O. BOX 2034
                               MURRAY HILL STATION
                            NEW YORK, NEW YORK 10156

              OR IF SENT BY HAND DELIVERY OR OVERNIGHT COURIER TO:

                         DONLIN, RECANO & COMPANY, INC.
                       RE: ANC RENTAL CORPORATION, ET AL.
                              419 PARK AVENUE SOUTH
                                   SUITE 1206
                            NEW YORK, NEW YORK 10016

                  IF YOU HAVE BEEN INSTRUCTED TO RETURN YOUR BALLOT TO YOUR BANK, BROKER, OR OTHER NOMINEE, OR TO THEIR AGENT, YOU MUST RETURN YOUR BALLOT TO THEM IN SUFFICIENT TIME FOR THEM TO PROCESS IT AND RETURN IT TO THE VOTING AGENT AT THIS ADDRESS BEFORE THE VOTING DEADLINE.

                  IF A BALLOT IS DAMAGED OR LOST, OR FOR ADDITIONAL COPIES OF THIS DISCLOSURE STATEMENT, YOU MAY CONTACT THE DEBTORS' VOTING AGENT, DONLIN, RECANO & COMPANY, INC. ANY BALLOT WHICH IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE DEEMED TO BE A VOTE TO ACCEPT THE PLAN. IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE VOTING AGENT AT THE ADDRESS SPECIFIED ABOVE.

B.       HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE

                  The Claims in the following Class are Impaired and entitled to receive a distribution under the Plan; consequently, each holder of such Claim, as of the November 3, 2003, 2003 record date (the "Record Date") established by the Debtors for purposes of this solicitation, may vote to accept or reject the
Plan:

                  Class 2 --          General Unsecured Claims

C.       VOTE REQUIRED FOR ACCEPTANCE BY A CLASS

                  The Bankruptcy Code defines acceptance of a plan by a Class of Claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class which cast Ballots for acceptance or rejection of the Plan. Thus, acceptance by a Class of Claims occurs only if holders of at least two-thirds in dollar amount and a majority in number of the Claims in such Class that actually vote, cast their Ballots in favor of acceptance.

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                  A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

D.       VOTING PROCEDURES

                  The Debtors are providing copies of this Disclosure Statement, the Plan, and where appropriate, Ballots and Master Ballots, to certain registered holders (as of the Record Date) of General Unsecured Claims in Class
2. Registered holders may include brokers, banks, and other nominees. If such registered holders do not hold for their own accounts, they or their agents (collectively with such registered holders, "Nominees") should provide copies of this Disclosure Statement and appropriate Ballots to their customers and to beneficial owners. Any beneficial owner who has not received a Ballot should contact his, her, or its Nominee, or the Voting Agent.

         1.       HOLDERS OF CLASS 2 GENERAL UNSECURED CLAIMS

                  If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should indicate such capacity when signing, and unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of their authority to so act.

               All Claims in a Class that are voted by a beneficial owner must be voted either to accept or to reject the Plan and may not be split by the beneficial owner within such Class. Unless otherwise ordered by the Bankruptcy Court, Ballots or Master Ballots which are signed, dated, and timely received, but on which a vote to accept or reject the Plan has not been indicated, will be a vote to accept the Plan. The Debtors, in their discretion, may request that the Voting Agent attempt to contact such voters to cure any defects in the Ballots or Master Ballots.

               Except as provided below, unless the Ballot or Master Ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such Ballot or Master Ballot, the Debtors may, in their sole discretion, reject such Ballot or Master Ballot as invalid, and therefore, decline to utilize it in connection with seeking confirmation of the Plan by the Bankruptcy Court.

               In the event of a dispute with respect to a Claim, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

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                       XI. CONCLUSION AND RECOMMENDATION

                  BASED ON ALL OF THE FACTS AND CIRCUMSTANCES, THE DEBTORS AND THE COMMITTEE CURRENTLY BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR CREDITORS AND THEIR ESTATES. The Plan provides for an equitable distribution to creditors. The Debtors and the Committee believe that alternatives to confirmation of the Plan could result in significant delays, litigation, and costs, as well as a reduction in, or elimination of, the going concern value of the Debtors and a loss of jobs by many of the Debtors' employees. FOR THESE REASONS, THE DEBTORS AND THE COMMITTEE URGE YOU TO RETURN YOUR BALLOT AND VOTE TO ACCEPT THE PLAN.

DATED:   Wilmington, Delaware                 ANC RENTAL CORPORATION, et al.
         November 19, 2003                    Debtors and Debtors-in-Possession

                                          By: /s/ John Chapman
                                              ----------------------------------
                                              John Chapman, President

ANC STATUTORY CREDITORS' COMMITTEE

By:  /s/ Duncan Robertson
    ---------------------------------------------------------------
    Duncan Robertson
    WestLB AG, New York Branch (formerly known as
    Westdeutsche Landesbank Girozentrale New York Branch)
    Chairperson of the Statutory Creditors' Committee
    with the Support and Approval of the Other Members of the
    Statutory Creditors' Committee: AutoNation, Inc.,
    General Motors Corporation, Perot Systems Corporation
    and Walt Disney World Co. & American Broadcast Companies, Inc.

By:  /s/ Michael McWalters
    --------------------------------------------------------------
    Michael McWalters
    WestLB AG, New York Branch (formerly known as
    Westdeutsche Landesbank Girozentrale New York Branch)
    Chairperson of the Statutory Creditors' Committee
    with the Support and Approval of the Other Members of the
    Statutory Creditors' Committee: AutoNation, Inc.,
    General Motors Corporation, Perot Systems Corporation
    and Walt Disney World Co. & American Broadcast Companies, Inc.

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